As Filed with the Securities and Exchange Commission on January 26, 2006

Registration No. 333-129920

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1493906
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
and its Guarantor Subsidiaries

2838 Woodside Street

Dallas, Texas 75204

(214) 981-0700

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Michael Krimbill

President and Chief Financial Officer

Energy Transfer Partners, L.P.

8801 South Yale Avenue, Suite 310

Tulsa, Oklahoma 74137

(918) 492-7272

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Robert A. Burk Vice President, General Counsel and Secretary Energy Transfer Partners, L.P. 8801 South Yale Avenue, Suite 310 Tulsa, Oklahoma 74137 (918) 492-7272	Robert W. Ericson Winston & Strawn LLP 200 Park Avenue New York, New York 10166-4193 (212) 294-6700

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
5.65% Senior Notes due 2012	$400,000,000	100%	$400,000,000	$47,080.00
Guarantees of the 5.65% Senior Notes due 2012	$400,000,000	None(2)	None(2)	None(2)

(1)	Estimated in accordance with Rule 457 under the Securities Act of 1993, as amended, solely for purpose of computing the registration fee.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF OTHER REGISTRANTS

Exact name of Registrant as specified in its charter	State of other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
La Grange Acquisition, L.P.	Texas	27-0030184
Five Dawaco, LLC	Texas	75-2669672
ET Company I, Ltd.	Texas	75-2672350
Chalkley Transmission Company, Ltd.	Texas	75-2723898
Whiskey Bay Gathering Company, Ltd.	Texas	75-2749401
Whiskey Bay Gas Company, Ltd.	Texas	75-2747090
TETC, LLC	Texas	75-2723619
Texas Energy Transfer Company, Ltd.	Texas	75-2714775
LG PL, LLC	Texas	05-0532452
ETC Texas Pipeline, Ltd.	Texas	05-0532466
ETC Texas Processing, Ltd.	Texas	01-0761489
ETC Katy Pipeline, Ltd.	Texas	20-0580669
ETC Gas Company, Ltd.	Texas	05-0532460
LGM, LLC	Texas	05-0532449
ETC Marketing, Ltd.	Texas	05-0532473
ETC Oasis GP, LLC	Texas	05-0532455
Oasis Pipeline, LP	Texas	20-0722470
ETC Oasis, L.P.	Delaware	74-2788101
Oasis Pipe Line Company	Delaware	74-1697911
Oasis Pipe Line Finance Company	Delaware	76-0290142
Oasis Partner Company	Delaware	74-2805537
Oasis Pipe Line Management Company	Delaware	76-0522775
Oasis Pipe Line Company Texas L.P.	Texas	76-0522641
Energy Transfer Fuel GP, LLC	Delaware	20-1087937
Energy Transfer Fuel, LP	Delaware	20-1087995
HPL Holdings GP, L.L.C.	Delaware	20-2218475
HP Houston Holdings, L.P.	Delaware	20-2218548
HPL Consolidation LP	Delaware	20-2218693
HPL Storage GP LLC	Delaware	00-0000000
HPL Asset Holdings LP	Delaware	73-1725367
HPL Leaseco LP	Delaware	73-1725376
HPL GP, LLC	Delaware	52-2334474
Houston Pipe Line Company LP	Delaware	52-2334477
HPL Resources Company LP	Delaware	52-2334475
HPL Gas Marketing LP	Delaware	52-2334476
HPL Houston Pipe Line Company, LLC	Delaware	71-0935733

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus (Subject to Completion, Dated January 26, 2006)

Energy Transfer Partners, L.P.

Offer to Exchange

$400,000,000 of Our 5.65% Senior Notes due 2012

•	The notes mature on August 1, 2012.

•	The notes bear interest at the rate of 5.65% per year, payable on February 1 and August 1 of each year.

•	The notes initially will be fully and unconditionally guaranteed by La Grange Acquisition, L.P. and all of the direct and indirect wholly-owned subsidiaries of La Grange Acquisition, L.P. that guarantee our obligations under our revolving credit facility. Heritage Operating, L.P. and its direct or indirect subsidiaries and Heritage Holdings, Inc. will not guarantee the notes. If we fail to make payment on the notes, the subsidiary guarantors must make the payment instead. These guarantees are unsecured and unsubordinated obligations of the subsidiary guarantors. The guarantee of the notes by all or any of the subsidiary guarantors may be released if certain conditions are met.

•	The notes and the subsidiary guarantees will be unsecured and unsubordinated obligations of Energy Transfer Partners, L.P. and the subsidiary guarantors, respectively. The notes will rank equally with all of our other existing and future unsubordinated indebtedness and the subsidiary guarantees will rank equally with all of the other existing and future unsubordinated indebtedness of the subsidiary guarantors. The notes will effectively rank junior to the indebtedness and other obligations, including trade payables, of our subsidiaries that do not guarantee the notes, including Heritage Operating, L.P., its subsidiaries and Heritage Holdings, Inc.

•	The terms of the new notes that we will issue in the exchange offer will be substantially identical to the outstanding notes, except that transfer restrictions and registration rights relating to the outstanding notes will not apply to the new notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2006, unless we extend it.

•	All outstanding notes that are validly tendered in the exchange offer and not withdrawn will be exchanged.

•	Tenders of outstanding notes may be withdrawn at any time before the expiration of the exchange offer.

•	There is no public market for the new notes.

•	We will not receive any proceeds from the exchange offer.

•	We will pay the expenses of the exchange offer.

Before participating in this exchange offer, please refer to the section in this prospectus entitled “ Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2006.

The following is a list of certain acronyms and terms generally used in the energy industry and throughout this prospectus:

/d	per day

Bbls	barrels

Btu	British thermal units, an energy measurement

Mcf	thousand cubic feet

MMBtu	million British thermal units

MMcf	million cubic feet

Bcf	Billion cubic feet

NGLs	natural gas liquids, such as propane, butane and natural

gasoline

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is correct after the date of this prospectus or that the information contained in any document incorporated by reference in this prospectus is accurate as of any date other than the date that document was filed with the Securities and Exchange Commission (the “SEC”).

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s website at http://www.sec.gov. We also make available free of charge on our website, at http://www.energytransfer.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on

i

Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Additionally, you can obtain information about us through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common units are listed.

We “incorporate by reference” the documents set forth below, which we have filed with the SEC. These documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference in this prospectus the documents listed below:

•	our annual report on Form 10-K/A for the year ended August 31, 2005;

•	our current report on Form 8-K filed February 1, 2005, as amended March 17, 2005;

•	our quarterly report on Form 10-Q for the quarter ended November 30, 2005; and

•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering made under this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at http://www.energytransfer.com, or by writing or calling us at the following address: Energy Transfer Partners, L.P., 8801 South Yale Avenue, Suite 310, Tulsa, Oklahoma 74137, Attention: Robert A. Burk, Telephone: (918) 492-7272.

We have filed a registration statement with the SEC under the Securities Act to register the new notes. As permitted by the SEC’s rules, this prospectus does not contain all of the information that you can find in the registration statement and its exhibits. Statements made in this prospectus concerning the contents of a contract, agreement or other document are not necessarily complete. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved.

This prospectus contains summaries and other information believed by us to be accurate as of the date hereof with respect to specific terms of the indenture, including the form of notes, and the registration rights agreement, but reference is made to the actual documents for complete information with respect to those documents.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus and the documents we incorporate by reference contains “forward-looking” statements that involve a number of risks and uncertainties. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on the current beliefs of our management as well as assumptions made by, and information currently available to, management. Words such as “may,” “anticipate,” “believe,” “expect,” “estimate,” “intend,” “project” and other similar phrases or expressions identify forward-looking statements. In particular, statements, express or implied, concerning future actions, conditions, or events, future operating results or the ability to generate revenues, income or cash flow are forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents we have incorporated by reference.

Actual results may differ materially from any results projected, forecasted, estimated or expressed in forward-looking statements since many of the factors that determine these results are subject to uncertainties and risks, difficult to predict, and beyond management’s control. Such factors include:

•	the general economic conditions in the United States of America as well as the general economic conditions and currencies in foreign countries;

•	the amount of natural gas transported on our pipelines and gathering systems;

•	the level of throughput in our natural gas processing and treating facilities;

•	the fees ETC OLP charges and the margins realized for its services;

•	the prices and market demand for, and the relationship between such prices and demand for, natural gas and NGLs;

•	energy prices generally;

•	the price of propane to the consumer compared to the price of alternative and competing fuels;

•	the general level of petroleum product demand and the availability and price of propane supplies;

•	the level of domestic oil and natural gas production;

•	the availability of imported oil, propane and natural gas;

•	the ability to obtain adequate supplies of propane for retail sale in the event of an interruption in supply or transportation and the availability of capacity to transport propane to market areas;

•	actions taken by foreign oil and gas producing nations;

•	the political and economic stability of petroleum producing nations;

•	the effect of weather conditions on demand for oil, natural gas and propane;

•	the weather in our operating areas;

•	availability of local, intrastate and interstate transportation systems;

•	the continued ability to find and contract for new sources of natural gas supply;

•	availability and marketing of competitive fuels;

•	the impact of energy conservation efforts;

•	energy efficiencies and technological trends;

•	the extent of governmental regulation and taxation;

•	hazards or operating risks incidental to the transporting, treating and processing of natural gas and NGLs or to the transporting, storing and distributing of propane that may not be fully covered by insurance;

•	the maturity of the propane industry and competition from other propane distributors;

•	competition from other midstream companies;

•	management has limited discretion under Board guidelines in conducting our risk management activities and may not accurately predict future price fluctuations and therefore expose us to financial risks and reduce our opportunity to benefit from price fluctuations;

•	changes in commodity prices may subject us to margin calls, which may adversely affect our liquidity;

•	loss of key personnel;

•	loss of key natural gas producers or the providers of fractionation services;

•	reductions in the capacity or allocations of third party pipelines that connect with our pipelines and facilities;

•	the effectiveness of risk-management policies and procedures and the ability of our marketing counterparties to satisfy their financial commitments and the nonpayment or nonperformance by their customers;

•	the availability and cost of capital and our ability to access certain capital sources;

•	changes in laws and regulations to which we are subject, including tax, environmental, transportation and employment regulations;

•	the costs and effects of legal and administrative proceedings;

•	the ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to our financial results; and

•	risks associated with the construction of new pipelines and treating and processing facilities or additions to our existing pipelines and facilities.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in this prospectus under the heading “Risk Factors” and in our filings with the SEC. For additional information, please read our current filings with the SEC under the Exchange Act. Other unknown or unpredictable factors also could have material adverse effects on our future results. You should not put undue reliance on any forward-looking statements.

SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. It does not contain all of the information that is important to you. You should read carefully the entire prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of the exchange offer.

Unless the context otherwise requires, the words “we,” “us,” “our” and similar terms, as well as references to the “partnership,” refer to Energy Transfer Partners, L.P. and all of its operating limited partnerships and subsidiaries. With respect to the discussion of the terms of the notes on the cover page and in the section entitled “Summary — The Offering” “we,” “our,” and “us” refer only to Energy Transfer Partners, L.P. and not to any of its operating limited partnerships or subsidiaries. Certain acronyms and terms generally used in the energy industry and throughout this prospectus are summarized on page i.

THE COMPANY

We are a rapidly-growing master limited partnership engaged in the natural gas midstream, transportation and storage business, with operations in Texas and Louisiana, and in the retail propane marketing business, with operations in 34 states.

Our midstream, transportation and storage business owns and/or operates approximately 11,700 miles of natural gas gathering and transportation pipelines, three natural gas processing plants, two of which are currently connected to our gathering systems, fourteen natural gas treating facilities and three natural gas storage facilities. Our midstream segment focuses on the gathering, compression, treating, processing and marketing of natural gas, and its operations are currently concentrated in the Austin Chalk trend of southeast Texas, the Permian Basin of west Texas, the Barnett Shale in north Texas and the Bossier Sands in east Texas. Our transportation and storage segment focuses on the transportation of natural gas between major markets from various natural gas producing areas through connections with our other pipeline systems as well as through our Oasis Pipeline, our East Texas Pipeline, our recently completed Fort Worth Basin Pipeline, our natural gas pipeline and storage assets that we refer to as the ET Fuel System, and our HPL System. The Oasis Pipeline is a 583-mile natural gas pipeline that directly connects the Waha Hub, a major natural gas trading center located in the Permian Basin of west Texas, to the Katy Hub, a major natural gas trading center near Houston, Texas. The Bossier Pipeline connects natural gas supplies in east Texas to our Katy Pipeline. The ET Fuel System, which serves some of the most active drilling areas in the United States, is comprised of approximately 2,000 miles of intrastate natural gas pipeline and related natural gas storage facilities located in Texas. With approximately 460 receipt and/or delivery points, including interconnects with pipelines providing direct access to power plants and interconnects with other intrastate and interstate pipelines, the ET Fuel System is strategically located near high-growth production areas and major markets such as the Waha Hub, the Katy Hub and the Carthage Hub, three major natural gas trading centers located in Texas. The HPL System is comprised of approximately 4,200 miles of intrastate natural gas pipeline, the 65 Bcf of working gas underground Bammel storage reservoir and related transportation assets. The HPL System has access to multiple sources of historically significant natural gas supply reserves from south Texas, the Gulf Coast, east Texas and the western Gulf of Mexico and is directly connected to major gas distribution, electric and industrial load centers in Houston, Corpus Christi, Texas City, Baytown, Beaumont and Port Arthur. The HPL System consists of six main transportation pipelines and three market area loops and has direct access to multiple market hubs at Katy, the Houston Ship Channel, Ague Dulce and through its operation of the Bammel storage facility. Our recently completed Fort Worth Basin Pipeline is a 55-mile, 24-inch natural gas pipeline that connects our existing pipelines in north Texas and provides transportation for natural gas production from the Barnett Shale producing area. Our storage facilities consist of the Bammel Gas Storage Facility, the Bethel Storage Facility and the Bryson Storage Facility.

We are a limited partnership formed under the laws of the State of Delaware. Our executive offices are located at 2838 Woodside Street, Dallas, Texas 75204. Our telephone number is (214) 981-0700. We maintain a website at http://www.energytransfer.com that provides information about our business and operations. Information contained on this website, however, is not incorporated into or otherwise a part of this prospectus.

THE EXCHANGE OFFER

The following summary contains basic information about the exchange offer. It is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the notes, see “Description of the Notes.”

The Exchange Offer

We are offering to exchange up to $400,000,000 in aggregate principal amount of our 5.65% Senior Notes due 2012. The outstanding notes were originally issued and sold by us on July 29, 2005, in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).

We believe you may offer the new notes for resale, resell and otherwise transfer them without compliance with the registration or prospectus delivery provisions of the Securities Act if:

•	you are acquiring the new notes in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued to you; and

•	you are not an affiliate, under Rule 405 of the Securities Act, of ours.

Expiration Date	The exchange offer, once commenced, will remain open for at least 20 business days and will expire at 5:00 p.m., New York City time, on , 2006, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	We may end or amend the exchange offer if:

•	any legal proceeding, government action or other adverse development materially impairs our ability to complete the exchange offer;

•	any SEC rule, regulation or interpretation materially impairs the exchange offer; or

•	we have not obtained all necessary governmental approvals with respect to the exchange offer.

Please refer to the section in this prospectus entitled “The Exchange Offer—Conditions to the Exchange Offer” for a complete discussion of these conditions. We may waive any or all of these conditions. At this time, there are no adverse proceedings, actions or developments pending or, to our knowledge, threatened against us that would prohibit us from completing the exchange offer. Furthermore, no federal or state governmental approvals are necessary to complete the exchange offer.

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

Procedures for Tendering Outstanding Notes	To participate in the exchange offer, you must:

•	tender outstanding notes following the procedures for book-entry transfer described on pages 32 to 34; or

•	complete, sign and date the accompanying letter of transmittal, or a facsimile copy of the letter of transmittal.

You must mail or otherwise deliver the documentation and your outstanding notes to Wachovia Bank, National Association, as exchange agent, at one of the addresses listed on the letter of transmittal.

Special Procedures for Beneficial Owners

If you hold outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly if you wish to tender outstanding notes. Please refer to the section in this prospectus entitled, “The Exchange Offer—Procedures for Tendering Outstanding Notes” for more specific instructions on tendering your outstanding notes.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and you cannot get required documents to the exchange agent on time, or you cannot complete the procedure for book-entry transfer on time, you may tender your outstanding notes according to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offer—Procedures for Tendering Outstanding Notes.”

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Federal Income Tax Consequences

The exchange of outstanding notes for new notes pursuant to this exchange offer will not constitute a taxable exchange for United States federal income tax purposes. Please refer to the section in this prospectus entitled “Material United States Federal Income Tax Consequences” for a more complete discussion of the tax consequences of tendering your outstanding notes in the exchange offer.

Exchange Agent

Wachovia Bank, National Association is serving as exchange agent in the exchange offer. Please refer to the section in this prospectus entitled “The Exchange Offer—Exchange Agent” for more information on the exchange agent.

SUMMARY OF THE REGISTERED NOTES

We use the term “notes” when describing provisions that apply to both the outstanding notes and the new notes. The new notes will evidence the same debt as the outstanding notes. The same indenture will govern both the outstanding notes and the new notes. Please refer to the section in this prospectus entitled “Description of the Notes” for a more complete description of the terms of the notes.

Issuer	Energy Transfer Partners, L.P.

Notes Offered	$400 million principal amount of 5.65% Senior Notes due 2012.

Maturity Date	August 1, 2012.

Interest Rate	5.65% per year.

Interest Payment Dates	Interest on the notes will be paid in cash semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2006.

Subsidiary Guarantees

The notes will be fully and unconditionally guaranteed by La Grange Acquisition, L.P. (“ETC OLP”) and all of the direct and indirect wholly-owned subsidiaries of ETC OLP that guarantee our obligations under our revolving credit facility, including those that own the HPL System. In addition, any of our subsidiaries that become guarantors under our revolving credit facility will also guarantee the notes. If we cannot make payments on the notes when they are due, the subsidiary guarantors must make them instead. The guarantee of the notes by all or any of the subsidiary guarantors will be released if certain conditions are met. Heritage Operation, L.P. (“HOLP”) and its direct and indirect subsidiaries and Heritage Holdings, Inc. will not guarantee the notes. Please read “Description of the Notes — Subsidiary Guarantees.”

Ranking

The notes and the subsidiary guarantees will be unsecured and unsubordinated obligations of Energy Transfer Partners, L.P. and the subsidiary guarantors, respectively. The notes will rank equally with all of our other existing and future unsubordinated indebtedness and the subsidiary guarantees will rank equally with all of the other existing and future unsubordinated indebtedness of the subsidiary guarantors. The notes will effectively rank junior to the indebtedness and other obligations, including trade payables, of our subsidiaries that do not guarantee the notes, including HOLP and its subsidiaries and Heritage Holdings, Inc. Please read “Description of the Notes — Ranking.”

Optional Redemption

We may redeem the notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at a redemption price with respect to the notes that includes accrued and unpaid interest and a make-whole premium. Please read “Description of the Notes — Optional Redemption.”

Certain Covenants

The covenants in the indenture include a limitation on liens and a restriction on sale-leasebacks. Each covenant is subject to a number of important exceptions, limitations and qualifications that are described in “Description of the Notes — Certain Covenants.”

Risk Factors

You should consider carefully all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled “Risk Factors” for an explanation of certain risks of participating in the exchange offer.

RISK FACTORS

In considering whether to tender your outstanding notes in the exchange offer, you should carefully consider all the information we have included in this prospectus. In particular, you should carefully consider the risk factors described below before making an investment decision.

Investing in the notes involves a high degree of risk. The occurrence of any one or more of the following could materially adversely affect your investment in the notes or our business and operating results.

Risks Related to our Business

The profitability of our midstream, transportation and storage business is dependent upon natural gas prices and market demand for natural gas and NGLs, which are beyond our control and have been volatile.

Our midstream, transportation and storage business is subject to risks due to fluctuations in commodity prices. For a portion of the natural gas gathered at the Southeast Texas System, we purchase natural gas from producers at the wellhead at a price that is at a discount to a specified index price and then gather and deliver the natural gas to pipelines where we typically resell the natural gas at the index price. Generally, the gross margins we realize under these discount-to-index arrangements decrease in periods of low natural gas prices because these gross margins are based on a percentage of the index price. Accordingly, a decrease in the price of natural gas could have a material adverse effect on our results of operations.

For a portion of the natural gas gathered at the Southeast Texas System, we enter into percentage-of-proceeds arrangements and keep-whole arrangements, pursuant to which we agree to gather and process natural gas received from the producers. Under percentage-of-proceeds arrangements, we generally sell the residue gas and NGLs at market prices and remit to the producers an agreed upon percentage of the proceeds based on an index price. In other cases, instead of remitting cash payments to the producer, we deliver an agreed upon percentage of the residue gas and NGL volumes to the producer and sell the volumes we keep to third parties at market prices. Under these arrangements our revenues and gross margins decline when natural gas prices and NGL prices decrease. Accordingly, a decrease in the price of natural gas or NGLs could have a material adverse effect on our results of operations. Under keep-whole arrangements, we generally sell the NGLs produced from our gathering and processing operations to third parties at market prices. Because the extraction of the NGLs from the natural gas during processing reduces the Btu content of the natural gas, we must either purchase natural gas at market prices for return to producers or make a cash payment to producers equal to the value of this natural gas. Under these arrangements, our revenues and gross margins decrease when the price of natural gas increases relative to the price of NGLs if we are not able to bypass our processing plants and sell the unprocessed natural gas.

As a result of our acquisition of the HPL System, we now also engage in natural gas storage transactions in which we seek to find and profit from pricing differences that occur over time utilizing the Bammel natural gas storage facility. We purchase physical natural gas and then sell financial contracts at a price sufficient to cover our carrying costs and provide for a gross profit margin. Since the acquisition, we have continually managed our positions to enhance the future profitability of our storage position. We may, from time to time, change our scheduled injection and withdrawal plans based on market conditions and adjust the level of working natural gas stored in the Bammel reservoir. We expect revenues from the HPL System to be lower during the period from April through October of each year and higher during the period from November to March of each year due to the increased demand for natural gas during colder weather. However, we cannot assure you that management’s expectations will be fully realized in the future and in what time period due to various factors including weather, availability of natural gas in regions in which we operate, competitive factors in the energy industry, and other issues.

In the past, the prices of natural gas and NGLs have been extremely volatile, and we expect this volatility to continue. For example, during our fiscal year ended August 31, 2005, the NYMEX settlement price for the prompt month contract ranged from a high of $7.98 per MMBtu to a low of $5.08 per MMBtu. A composite of the Mt. Belvieu average NGLs price based upon our average NGLs composition during our fiscal year ended August 31, 2005 ranged from a high of approximately $0.98 per gallon to a low of approximately $0.73 per gallon.

Average realized natural gas sales prices for our three months ended November 30, 2005 exceeded our historical realized natural gas prices. For example, our average realized natural gas price increased $4.87, or 88%, from $5.53 per MMBtu for the three months ended November 30, 2004 to $10.40 per MMBtu for our three months ended November 30, 2005. On January 3, 2006, the NYMEX settlement price for February natural gas deliveries was $10.626 per MMBtu, which was 92% higher than our average natural gas price for our three months ended November 30, 2004. Natural gas prices are subject to significant fluctuations, and there can be no assurance that natural gas prices will remain at the high levels recently experienced.

Our Oasis Pipeline, East Texas Pipeline System, ET Fuel System and HPL System receive fees for transporting natural gas for our customers. Although a significant amount of the pipeline capacity of the Bossier Pipeline and various pipeline segments of the ET Fuel System is committed under long-term fee-based contracts, the remaining capacity of our transportation pipelines is subject to fluctuation in demand based on the markets and prices for natural gas and NGLs, which factors may result in decisions by natural gas producers to reduce production of natural gas during periods of lower prices for natural gas and NGLs or may result in decisions by end users of natural gas and NGLs to reduce consumption of these fuels during periods of higher prices for these fuels.

The markets and prices for natural gas and NGLs depend upon factors beyond our control. These factors include demand for oil, natural gas and NGLs, which fluctuate with changes in market and economic conditions, and other factors, including:

•	the impact of weather on the demand for oil and natural gas;

•	the level of domestic oil and natural gas production;

•	the availability of imported oil and natural gas;

•	actions taken by foreign oil and gas producing nations;

•	the availability of local, intrastate and interstate transportation systems;

•	the price, availability and marketing of competitive fuels;

•	the demand for electricity;

•	the impact of energy conservation efforts; and

•	the extent of governmental regulation and taxation.

Our success depends upon our ability to continually contract for new sources of natural gas supply.

In order to maintain or increase throughput levels on our gathering and transportation pipeline systems and asset utilization rates at our treating and processing plants, we must continually contract for new natural gas supplies and natural gas transportation services. We may not be able to obtain additional contracts for natural gas supplies for our natural gas gathering systems, and we may not be able to maintain or increase the levels of natural gas throughput on our transportation pipeline. The primary factors affecting our ability to connect new supplies of natural gas to our gathering systems include our success in contracting for existing natural gas supplies that are not committed to other systems and the level of drilling activity and production of natural gas near our gathering systems or in areas that provide access to our transportation pipelines or markets to which our systems connect. The primary factors affecting our ability to attract customers to our transportation pipelines, including the Oasis Pipeline, the East Texas Pipeline System, the ET Fuel System or the HPL System consist of our access to other natural gas pipelines, natural gas markets, natural gas-fired power plants and other industrial end-users and the level of drilling and production of natural gas in areas connected to these pipelines and systems.

Fluctuations in energy prices can greatly affect production rates and investments by third parties in the development of new oil and natural gas reserves. Drilling activity and production generally decrease as oil and natural gas prices decrease. We have no control over the level of drilling activity in our areas of operations, the amount of reserves underlying the wells and the rate at which production from a well will decline, sometimes referred to as the “decline rate.” In addition, we have no control over producers or their production decisions, which are affected by, among other things, prevailing and projected energy prices, demand for hydrocarbons, the level of reserves, geological considerations, governmental regulation and the availability and cost of capital.

A substantial portion of our assets, including our gathering systems and our processing and treating plants, are connected to natural gas reserves and wells for which the production will naturally decline over time. In particular, the Southeast Texas System covers portions of the Austin Chalk, Buda, Georgetown, Edwards, Wilcox and other producing formations in southeast Texas, which we collectively refer to as the Austin Chalk trend. This natural gas producing region has generally been characterized by high initial flow rates followed by steep initial declines in production. Accordingly, our cash flows will decline unless we are able to access new supplies of natural gas by connecting additional production to these systems.

Our transportation pipelines are also dependent upon natural gas production in areas served by our pipelines or in areas served by other gathering systems or transportation pipelines that connect with our transportation pipelines. A material decrease in natural gas production in our areas of operation or in other areas that are connected to our areas of operation by third party gathering systems or pipelines, as a result of depressed commodity prices or otherwise, would result in a decline in the volume of natural gas we handle, which would reduce our revenues and operating income. In addition, our future growth will depend, in part, upon whether we can contract for additional supplies at a greater rate than the rate of natural decline in our currently connected supplies.

The volumes of natural gas we transport on our pipelines may be reduced in the event that the prices at which natural gas is purchased and sold at the Waha Hub, the Katy Hub, the Carthage Hub and the Houston Ship Channel, the four major natural gas trading hubs served by our pipelines, become unfavorable in relation to prices for natural gas at other natural gas trading hubs or in other markets as customers may elect to transport their natural gas to these other hubs or markets using pipelines other than those we operate.

We may not be able to fully execute our growth strategy if we encounter illiquid capital markets or increased competition for qualified assets.

Our strategy contemplates growth through the development and acquisition of a wide range of midstream, transportation, storage, propane and other energy infrastructure assets while maintaining a strong balance sheet. This strategy includes constructing and acquiring additional assets and businesses to enhance our ability to compete effectively and diversify our asset portfolio, thereby providing more stable cash flow. We regularly consider and enter into discussions regarding, and are currently contemplating, the acquisition of additional assets and businesses, stand alone development projects or other transactions that we believe will present opportunities to realize synergies and increase our cash flow.

We may require substantial new capital to finance the future development and acquisition of assets and businesses. Limitations on our access to capital will impair our ability to execute this strategy. Expensive capital will limit our ability to develop or acquire accretive assets. We may not be able to raise the necessary funds on satisfactory terms, if at all.

Consistent with our acquisition strategy, we are continuously engaged in discussions with potential sellers regarding the possible acquisition of additional assets or businesses. Such acquisition efforts may involve our participation in processes that involve a number of potential buyers, commonly referred to as “auction” processes, as well as situations where we believe we are the only party or one of a very limited number of potential buyers in negotiations with the potential seller. We can give you no assurance that our current or future acquisition efforts will be successful or that any such acquisition will be completed on terms considered favorable to us.

In addition, we are experiencing increased competition for the assets we purchase or contemplate purchasing. Increased competition for a limited pool of assets could result in us losing to other bidders more often or acquiring assets at higher prices. Either occurrence could limit our ability to fully execute our growth strategy. Our inability to execute our growth strategy may materially adversely impact our cash flow.

The failure to make acquisitions on economically acceptable terms, will limit our future growth.

Our results of operations and our ability to grow is dependent principally on our ability to make acquisitions on economically acceptable terms. Our acquisition strategy is based, in part, on our expectation of ongoing divestitures of pipeline assets by large industry participants. A material decrease in such divestitures would limit our opportunities for future acquisitions and could adversely affect our business, results of operations or financial condition.

In addition, we may be unable to make accretive acquisitions for any of the following reasons, among others:

•	because we are unable to identify attractive acquisition candidates or negotiate acceptable purchase contracts with them;

•	because we are unable to raise financing for such acquisitions on economically acceptable terms;

•	because we are outbid by competitors, some of which are substantially larger than us and have greater financial resources and lower costs of capital then we do; or

•	because a proposed acquisition is prohibited by applicable antitrust, anti-takeover or other regulations in the United States.

Furthermore, even if we consummate acquisitions that we believe will be accretive, they may in fact adversely affect our results of operations. Any acquisition involves potential risks, including risks that we may:

•	fail to realize anticipated benefits, such as new customer relationships, cost-savings or cash flow enhancements;

•	decrease our liquidity by using a significant portion of our available cash or borrowing capacity to finance acquisitions;

•	significantly increase our interest expense or financial leverage if we incur additional debt to finance acquisitions;

•	encounter difficulties operating in new geographic areas or new lines of business;

•	incur or assume unanticipated liabilities, losses or costs associated with the business or assets acquired for which we are not indemnified or for which the indemnity is inadequate;

•	be unable to hire, train or retrain qualified personnel to manage and operate our growing business and assets;

•	less effectively manage our historical assets, due to the diversion of management’s attention from other business concerns;

•	incur other significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges.

If we consummate future acquisitions, our capitalization and results of operations may change significantly. As we determine the application of our funds and other resources, you will not have an opportunity to evaluate the economics, financial and other relevant information that we will consider.

We may be unable to successfully integrate the operations of the ET Fuel System and the HPL System with our operations and to realize all of the anticipated benefits of the acquisition of the ET Fuel System and the HPL System.

Integration of the ET Fuel System and the HPL System with our business and operations will be a complex, time consuming and costly process. Failure to successfully integrate the ET Fuel System and the HPL System with our business and operations in a timely manner may have a material adverse effect on our business, financial condition and results of operations. The difficulties of integrating these systems include, among other things:

•	operating a significantly larger combined company and integrating additional midstream operations to our existing operations;

•	the necessity of coordinating geographically disparate organizations, systems and facilities;

•	integrating personnel with diverse business backgrounds and organizational cultures; and

•	consolidating corporate and administrative functions.

In addition, we may not realize all of the anticipated benefits from our acquisition of the ET Fuel System and the HPL System due to a number of potential factors including the impact of competition, fluctuations in markets, higher costs and difficulties in integrating operations.

We will also be exposed to risks that are commonly associated with transactions similar to the acquisitions, such as unanticipated liabilities and costs, some of which may be material, and diversion of management’s attention. As a result, the anticipated benefits of the acquisition of the ET Fuel System and the HPL System may not be fully realized, if at all.

Expanding our business by constructing new pipelines and treating and processing facilities subjects us to risks.

One of the ways we intend to grow our business is through the construction of additions to our existing gathering, compression, treating, processing and transportation systems. Planned projects include the expansion of existing systems, such as the Bossier Pipeline in east Texas and the Forth Worth Basin Pipeline in the Barnett Shale in north Texas, and construction of new facilities that connect the East Texas Pipeline System, the ET Fuel System and the HPL System. In all, we have approved capital expenditures totaling $536 million to construct approximately 264 miles of pipelines while adding approximately 40,000 horsepower of compression. The construction of a new pipeline or the expansion of an existing pipeline, by adding additional horsepower or pump stations or by adding a second pipeline along an existing pipeline, and the construction of new processing or treating facilities, involve numerous regulatory, environmental, political and legal uncertainties beyond our control and require the expenditure of significant amounts of capital that we will be required to finance through borrowings, the issuance of additional equity or from operating cash flow. These projects may not be completed on schedule or at all or at the budgeted cost. Moreover, our revenues may not increase immediately upon the expenditure of funds on a particular project. For instance, the construction of new pipelines will occur over an extended period of time, and we will not receive any material increases in revenues until after completion of the project. Moreover, we may construct facilities to capture anticipated future growth in production in a region in which such growth does not materialize. As a result, new facilities may not be able to attract enough throughput to achieve our expected investment return, which could adversely affect our results of operations and financial condition. As a result, the success of a pipeline construction project will likely depend upon the level of natural gas exploration and development drilling activity in the areas proposed to be serviced by the project as well as our ability to obtain commitments from producers in this area to utilize the newly constructed pipelines.

We depend on certain key producers for our supply of natural gas on the Southeast Texas System, and the loss of any of these key producers could adversely affect our financial results.

For our fiscal year ended August 31, 2005, Anadarko Petroleum Corp. and Chesapeake Energy Corp. supplied us with approximately 42% of the Southeast Texas System’s natural gas supply. We are not the only option available to these producers for disposition of the natural gas they produce. To the extent that these and other producers may reduce the volumes of natural gas that they supply us, we would be adversely affected unless we were able to acquire comparable supplies of natural gas from other producers.

We depend on key customers to transport natural gas on our Bossier Pipeline and ET Fuel System.

We have entered into nine- and ten-year fee-based transportation contracts with XTO Energy, Inc. pursuant to which XTO Energy has committed to transport certain minimum volumes of natural gas on our pipelines. We have also entered into an eight-year fee-based transportation contract with TXU Portfolio Management Company, L.P., a subsidiary of TXU Corp., which we refer to as TXU Shipper, to transport natural gas on the ET Fuel System to TXU’s electric generating power plants. We have also entered into two eight-year natural gas storage contracts with TXU Shipper to store natural gas at the two natural gas storage facilities that are part of our ET Fuel System. Each of the contracts with TXU Shipper may be extended by TXU Shipper for two additional five-year terms. The failure of XTO Energy or TXU Shipper to fulfill their contractual obligations under these contracts could have a material adverse effect on our cash flow and results of operations if we were not able to replace these customers under arrangements that provide similar economic benefits as these existing contracts.

Federal, state or local regulatory measures could adversely affect our business.

As a natural gas gatherer and intrastate pipeline company, we are generally exempt from Federal Energy Regulatory Commission, or FERC, regulation under the Natural Gas Act of 1938, or NGA, but FERC regulation still significantly affects our business and the market for our products. In recent years, FERC has pursued pro-competitive policies in its regulation of interstate natural gas pipelines. However, we cannot assure you that FERC will continue this approach as it considers matters such as pipeline rates and rules and policies that may affect rights of access to natural gas transportation capacity. In addition, the rates, terms and conditions of some of the transportation services we provide on the Oasis Pipeline are subject to FERC regulation under Section 311 of the Natural Gas Policy Act, or NGPA. Under Section 311, rates charged for transportation must be fair and equitable, and amounts collected in excess of fair and equitable rates are subject to refund with interest.

Our intrastate natural gas transportation pipelines are subject to state regulation in Texas and Louisiana, the states in which we operate these types of pipelines. Our transportation pipelines located in Texas are subject to regulation as common purchasers and as gas utilities by the Texas Railroad Commission, or TRRC. The TRRC’s jurisdiction extends to both rates and pipeline safety. The rates we charge for transportation services are deemed just and reasonable under Texas law unless challenged in a complaint. Should a complaint be filed or should regulation become more active, our business may be adversely affected.

Our pipeline operations are also subject to ratable take and common purchaser statutes in Texas and Louisiana, the states where we operate. Ratable take statutes generally require gatherers to take, without undue discrimination, natural gas production that may be tendered to the gatherer for handling. Similarly, common purchaser statutes generally require gatherers to purchase without undue discrimination as to source of supply or producer. These statutes have the effect of restricting our right as an owner of gathering facilities to decide with whom we contract to purchase or transport natural gas. Federal law leaves any economic regulation of natural gas gathering to the states, and some of the states in which we operate have adopted complaint-based or other limited economic regulation of natural gas gathering activities. States in which we operate that have adopted some form of complaint-based regulation, like Texas, generally allow natural gas producers and shippers to file complaints with state regulators in an effort to resolve grievances relating to natural gas gathering rates and access. Other state and local regulations also affect our business.

The states in which we conduct operations administer federal pipeline safety standards under the Pipeline Safety Act of 1968, which requires certain pipelines to comply with safety standards in constructing and operating the pipelines, and subjects pipelines to regular inspections. Certain of our gathering facilities are exempt from the requirements of this Act. In respect to recent pipeline accidents in other parts of the country, Congress and the Department of Transportation have passed or are considering heightened pipeline safety requirements.

Failure to comply with applicable regulations under the NGA, NGPA, Pipeline Safety Act and certain state laws can result in the imposition of administrative, civil and criminal remedies.

Our business involves hazardous substances and may be adversely affected by environmental regulation.

Many of the operations and activities of our midstream, transportation and storage business and our propane business are subject to significant federal, state and local environmental laws and regulations. These include, for example, laws and regulations that impose obligations related to air emissions and discharge of wastes from our pipelines, plants and facilities and the cleanup of hazardous substances that may have been released at properties currently or previously owned or operated by us or at locations to which we have sent wastes for disposal. Various governmental authorities have the power to enforce compliance with these regulations and the permits issued under them, and violators are subject to administrative, civil and criminal penalties, including civil fines, injunctions or both. Liability may be incurred without regard to fault for the remediation of contaminated areas. Private parties, including the owners of properties through which our gathering systems pass, may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage.

There is inherent risk of the incurrence of environmental costs and liabilities in our business due to our handling of natural gas and other petroleum products, air emissions related to our operations, historical industry operations, waste disposal practices and the prior use of natural gas flow meters containing mercury. In addition, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase our compliance costs and the cost of any remediation that may become necessary. We may incur material environmental costs and liabilities. Furthermore, our insurance may not provide sufficient coverage in the event an environmental claim is made against us.

Our business may be adversely affected by increased costs due to stricter pollution control requirements or liabilities resulting from non-compliance with required operating or other regulatory permits. New environmental regulations might adversely affect our products and activities, including gathering, compression, treating, processing, transportation and storage, as well as waste management and air emissions. Federal and state agencies could also impose additional safety requirements, any of which could affect our profitability.

Our business involves many hazards and operational risks, some of which may not be fully covered by insurance.

Our midstream, transportation and storage operations are subject to the many hazards inherent in the gathering, compression, treating, processing, transportation and storage of natural gas and NGLs, including:

•	damage to pipelines, related equipment and surrounding properties caused by hurricanes, tornadoes, floods, fires and other natural disasters and acts of terrorism;

•	inadvertent damage from construction and farm equipment;

•	leaks of natural gas, NGLs and other hydrocarbons; and

•	fires and explosions.

Our midstream, transportation and storage operations are primarily concentrated in Texas, and a natural disaster or other hazard affecting this area could have a material adverse effect on these operations.

Propane is a flammable, combustible gas, and our propane operations are subject to all operating risks and hazards normally incident to handling, storing and delivering combustible liquids like propane.

These risks could result in substantial losses due to personal injury and/or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in curtailment or suspension of our related operations. As a result, we have been, and are likely to be, a defendant in various legal proceedings arising in the ordinary course of business. In addition, the occurrence of a serious accident involving propane, whether or not we are involved, may have an adverse effect on the public’s desire to use propane. We are not fully insured against all risks incident to our business. Our insurance may not be adequate to protect us from all material expenses related to potential future claims for personal injury and property damage and we may not be able to continue purchasing such levels of insurance at economical prices. We do not have property insurance on all of our underground pipeline systems that would cover damage to the pipelines. We are not insured against all environmental accidents that might occur, other than those considered to be sudden and accidental. We have minimal business interruption insurance that covers our operations. Under the terms of our general liability and workers compensation policies, claims of up to $1 million are insured. We also have excess liability coverage for claims up to $35 million per occurrence after the payment of a $1 million deductible. If a significant accident or event occurs that is not fully insured, it could adversely affect our operations and financial condition.

The ET Fuel System and the HPL System are subject to operational, regulatory and environmental risks.

The operations of the ET Fuel System and the HPL System are similar in many ways to the operations conducted by our other transportation assets, and as a result, are subject to similar operational risks, regulatory requirements, environmental liabilities and pipeline right-of-way issues as potentially exist for our current transportation assets as described in the accompanying prospectus. Please read the risk factors above.

In addition, the ET Fuel System and the HPL System are subject to the jurisdiction of the TRRC. Generally, the TRRC has jurisdiction over all underground storage of natural gas in Texas, unless the facility is part of an interstate gas pipeline facility. Because the ET Fuel System and the HPL System natural gas storage facilities are only connected to intrastate gas pipelines, they fall within the TRRC’s jurisdiction. Under the TRRC’s regulations, a natural gas storage facility must have a commission-issued permit to operate. Our purchase of the assets of the ET Fuel System from TXU Fuel Company required us to apply for transfers of the permits as operators of the storage facilities acquired from TXU Fuel Company. We have made applications for the transfer of these permits and are awaiting TRRC approval. Some changes to a permit, such as facility expansions and increases in the maximum operating pressure, must be approved through an amendment process before the TRRC. In addition, the TRRC must approve transfers of the permits. The TRRC’s regulations also require all natural gas storage facilities to be operated to prevent waste, the uncontrolled escape of gas, pollution and danger to life or property. Accordingly, the TRRC requires natural gas storage facilities to implement certain safety, monitoring, reporting and record-keeping measures. Violations of the terms and provisions of a TRRC permit or a TRRC order or regulation can result in the modification, cancellation or suspension of an operating permit and/or civil penalties, injunctive relief, or both.

Any reduction in the capacity of, or the allocations to, our shippers in interconnecting, third-party pipelines could cause a reduction of volumes transported in our pipelines, which would adversely affect our revenues and cash flow.

Users of our pipelines are dependent upon connections to and from third-party pipelines to receive and deliver natural gas and NGLs. Any reduction of capacities of these interconnecting pipelines due to testing, line repair, reduced operating pressures, or other causes could result in reduced volumes transported in our pipelines. Similarly, if additional shippers begin transporting volumes of natural gas and NGLs over interconnecting pipelines, the allocations to existing shippers in these pipelines would be reduced, which could also reduce volumes transported in our pipelines. Any reduction in volumes transported in our pipelines would adversely affect our revenues and cash flow.

We encounter competition from other midstream, transportation and storage companies and propane companies.

We experience competition in all of our markets. Our principal areas of competition include obtaining natural gas supplies for the Southeast Texas System and natural gas transportation customers for the Oasis Pipeline, the Bossier Pipeline and the ET Fuel System. Our competitors include major integrated oil companies, interstate and intrastate pipelines and companies that gather, compress, treat, process, transport, store and market natural gas. The Southeast Texas System competes with natural gas gathering and processing systems owned by Duke Energy Field Services, LLC. The Bossier Pipeline competes with other natural gas transportation pipelines that serve the Bossier Sands area in east Texas, and the Fort Worth Basin Pipeline competes with other natural gas transportation pipelines serving the Barnett Shale area of the Fort Worth Basin in north Texas. The ET Fuel System competes with a number of other natural gas pipelines, including interstate and intrastate pipelines that link the Waha Hub and the Dallas/Ft. Worth area and other pipelines that serve the east central Texas and south Texas markets. Pipelines that we compete with in these areas include those owned by Atmos Energy Corporation, Enterprise Products Partners, L.P. and Enbridge, Inc. Several of our competitors have greater financial resources and access to larger natural gas supplies than we do.

The acquisition of the HPL System, which increases the number of interstate pipelines and natural gas markets to which we have access, also expands our principal areas of competition to areas such as southeast Texas and the Texas Gulf Coast. As a result of our expanded market presence and diversification, we will face additional competitors, such as major integrated oil companies, interstate and intrastate pipelines and companies that gather, compress, treat, process, transport, store and market natural gas, that have greater financial resources and access to larger natural gas supplies than we do.

Our propane business competes with a number of large national and regional propane companies, and several thousand small independent propane companies. Because of the relatively low barriers to entry into the retail propane market, there is potential for small independent propane retailers, as well as other companies that may not currently be engaged in retail propane distribution, to compete with our retail outlets. As a result, we are always subject to the risk of additional competition in the future. Generally, warmer-than-normal weather further intensifies competition. Most of our propane retail branch locations compete with several other marketers or distributors in their service areas. The principal factors influencing competition with other retail propane marketers are:

•	price,

•	reliability and quality of service,

•	responsiveness to customer needs,

•	safety concerns,

•	long-standing customer relationships,

•	the inconvenience of switching tanks and suppliers, and

•	the lack of growth in the industry.

We are exposed to the credit risk of our customers, and an increase in the nonpayment and nonperformance by our customers could reduce our ability to make payments on the notes.

Risks of nonpayment and nonperformance by our customers are a major concern in our business. Participants in the energy industry have been subjected to heightened scrutiny from the financial markets in light of past collapses and failures of other energy companies. We are subject to risks of loss resulting from nonpayment or nonperformance by our customers. Any increase in the nonpayment and nonperformance by our customers could reduce our ability to make payments on the notes.

We may not be able to bypass the La Grange processing plant, which would expose us to the risk of unfavorable processing margins.

Because of our ownership of the Oasis Pipeline, we can generally elect to bypass the La Grange processing plant when processing margins are unfavorable and instead deliver pipeline-quality gas by blending rich gas from the Southeast Texas System with lean gas transported on the Oasis Pipeline. In some circumstances, such as when we do not have a sufficient amount of lean gas to blend with the volume of rich gas that we receive at the La Grange processing plant, we may have to process the rich gas. If we have to process when processing margins are unfavorable, our profitability could be adversely affected.

We may not be able to retain existing customers or acquire new customers, which would reduce our revenues and limit our future profitability.

The renewal or replacement of existing contracts with our customers at rates sufficient to maintain current revenues and cash flows depends on a number of factors beyond our control, including competition from other pipelines, and the price of, and demand for, natural gas in the markets we serve.

For our fiscal year ended August 31, 2005, approximately 33% of our sales of natural gas were to industrial end-users and utilities. As a consequence of the increase in competition in the industry and volatility of natural gas prices, end-users and utilities are increasingly reluctant to enter into long-term purchase contracts. Many end-users purchase natural gas from more than one natural gas company and have the ability to change providers at any time. Some of these end-users also have the ability to switch between gas and alternate fuels in response to relative price fluctuations in the market. Because there are numerous companies of greatly varying size and financial capacity that compete with us in the marketing of natural gas, we often compete in the end-user and utilities markets primarily on the basis of price. The inability of our management to renew or replace our current contracts as they expire and to respond appropriately to changing market conditions could have a negative effect on our profitability.

The ET Fuel System and the HPL System are comprised of assets such as storage facilities for which we have limited operating experience.

The assets of the ET Fuel System and the HPL System include storage facilities, which are a type of asset that we have limited experience operating. Operation of these assets will subject us to different governmental regulations and may result in increased costs. The success of our business strategy related to the operation of the ET Fuel System and the HPL System is dependent upon our ability to capitalize on significant operating synergies to further enhance the value of the assets. If we are unable to operate these assets in accordance with our business strategy, it could have a material adverse effect on our results of operations.

Our storage business depends on neighboring pipelines to transport natural gas.

To obtain natural gas, our storage business depends on the pipelines to which they have access. Many of these pipelines are owned by parties not affiliated with us. Any interruption of service on those pipelines or adverse change in their terms and conditions of service could have a material adverse effect on our ability, and the ability of our customers, to transport natural gas to and from our facilities and a corresponding material adverse effect on our storage revenues. In addition, the rates charged by those interconnected pipelines for transportation to and from our facilities affect the utilization and value of our storage services. Significant changes in the rates charged by those pipelines or the rates charged by other pipelines with which the interconnected pipelines compete could also have a material adverse effect on our storage revenues.

Our pipeline integrity program may impose significant costs and liabilities on us.

In December 2003, the U.S. Department of Transportation issued a final rule requiring pipeline operators to develop integrity management programs to comprehensively evaluate their pipelines, and take measures to protect pipeline segments located in what the rule refers to as “high consequence areas.” The final rule resulted from the enactment of the Pipeline Safety Improvement Act of 2002. The final rule was effective as of January 14, 2004. Based on the results of our current pipeline integrity testing programs, we estimate that compliance with this final rule for our existing transportation assets will result in capital costs of $12.8 million during 2005 to 2008, as well as operating and maintenance costs of $15.6 million during 2005 to 2008. Integrity testing and assessment of all of these assets will continue, and the potential exists that results of such testing and assessment could cause us to incur even greater capital and operating expenditures for repairs or upgrades deemed necessary to ensure the continued safe and reliable operation of our pipelines.

Since weather conditions may adversely affect demand for propane, our financial condition is vulnerable to warm winters.

Weather conditions have a significant impact on the demand for propane for heating purposes because the majority of our customers rely heavily on propane as a heating fuel. Typically, we sell approximately two-thirds of our retail propane volume during the peak-heating season of October through March. Our results of operations can be adversely affected by warmer winter weather which results in lower sales volumes. In addition, to the extent that warm weather or other factors adversely affect our operating and financial results, our access to capital and our acquisition activities may be limited. Variations in weather in one or more of the regions where we operate can significantly affect the total volume of propane that we sell and the profits realized on these sales. Agricultural demand for propane is also affected by weather during the harvest season as poor harvests or dry weather reduce demand for propane used in crop drying.

Sudden and sharp propane price increases that cannot be passed on to customers may adversely affect our profit margins.

The propane industry is a “margin-based” business in which gross profits depend on the excess of sales prices over supply costs. As a result, our profitability is sensitive to changes in energy prices, and in particular, changes in wholesale prices of propane. When there are sudden and sharp increases in the wholesale cost of propane, we may not be able to pass on these increases to our customers through retail or wholesale prices. Propane is a commodity and the price we pay for it can fluctuate significantly in response to changes in supply or other market conditions over which we have no control. In addition, the timing of cost pass-throughs can significantly affect margins. Sudden and extended wholesale price increases could reduce our gross profits and could, if continued over an extended period of time, reduce demand by encouraging our retail customers to conserve or convert to alternative energy sources.

Our results of operations and our ability to pay interest or principal on the notes and our other indebtedness could be negatively impacted by price and inventory risk related to our propane business and management of these risks.

We generally attempt to minimize our cost and inventory risk related to our propane business by purchasing propane on a short-term basis, under supply contracts that typically have a one-year term and at a cost that fluctuates based on the prevailing market prices at major delivery points. In order to help ensure adequate supply sources are available during periods of high demand, we may purchase large volumes of propane during periods of low demand or low price, which generally occur during the summer months, for storage in our facilities, at major storage facilities or for future delivery. This strategy may not be effective in limiting our cost and inventory risks if, for example, market, weather or other conditions prevent or allocate the delivery of physical product during periods of peak demand. If the market price falls below the cost at which we made such purchases, it could adversely affect our profits.

Some of our propane sales are pursuant to commitments at fixed prices. To mitigate the price risk related to our anticipated sales volumes under the commitments, we may purchase and store physical product and/or enter into fixed price over-the-counter energy commodity forward contracts and options. Generally, over-the-counter energy commodity forward contracts have terms of less than one year. We enter into such contracts and exercise such options at volume levels that we believe are necessary to manage these commitments. The risk management of our inventory and contracts for the future purchase of propane could impair our profitability if the customers do not fulfill their obligations.

We also engage in other trading activities, and may enter into other types of over-the-counter energy commodity forward contracts and options. These trading activities are based on our management’s estimates of future events and prices and are intended to generate a profit. However, if those estimates are incorrect or other market events outside of our control occur, such activities could generate a loss in future periods and potentially impair our profitability.

We are dependent on our principal propane suppliers, which increases the risk of an interruption in supply.

During fiscal 2005, we purchased approximately 23.7% of our propane from Enterprise Products Operating L.P., approximately 20.6% of our propane from Dynegy Liquids Marketing and Trade and approximately 23.0% of our propane from MP Energy, the Canadian partnership in which we own a 60% interest. If supplies from these sources were interrupted, the cost of procuring replacement supplies and transporting those supplies from alternative locations might be materially higher and, at least on a short-term basis, margins could be adversely affected. Supply from Canada is subject to the additional risk of disruption associated with foreign trade such as trade restrictions, shipping delays and political, regulatory and economic instability.

Historically, a substantial portion of the propane we purchase has originated from one of the industry’s major markets located in Mont Belvieu, Texas and has been shipped to us through major common carrier pipelines. Any significant interruption in the service at Mont Belvieu or other major market points, or on the common carrier pipelines we use would adversely affect our ability to obtain propane.

Competition from alternative energy sources may cause us to lose propane customers, thereby reducing our revenues.

Competition in our propane business from alternative energy sources has been increasing as a result of reduced regulation of many utilities. Propane is generally not competitive with natural gas in areas where natural gas pipelines already exist because natural gas is a less expensive source of energy than propane. The gradual expansion of natural gas distribution systems and the availability of natural gas in many areas that previously depended upon propane could cause us to lose customers, thereby reducing our revenues. Fuel oil also competes with propane and is generally less expensive than propane. In addition, the successful development and increasing usage of alternative energy sources could adversely affect our operations.

Energy efficiency and technological advances may affect the demand for propane and adversely affect our operating results.

The national trend toward increased conservation and technological advances, including installation of improved insulation and the development of more efficient furnaces and other heating devices, has decreased the demand for propane by retail customers. Stricter conservation measures in the future or technological advances in heating, conservation, energy generation or other devices could adversely affect our operations.

Risks Relating to the Notes and the Exchange Offer

Our debt level may limit our future financial and operating flexibility.

As of November 30, 2005, we had approximately $1.9 billion of consolidated debt outstanding. Our total indebtedness represented 57% of our total capitalization at November 30, 2005. Our level of indebtedness affects our operations in several ways, including, among other things:

•	a significant portion of our cash flow from operations will be dedicated to the payment of principal and interest on outstanding debt and will not be available for other purposes;

•	covenants contained in our existing debt arrangements require us to meet financial tests that may adversely affect our flexibility in planning for and reacting to changes in our business;

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general partnership purposes may be limited;

•	we may be at a competitive disadvantage relative to similar companies that have less debt; and

•	we may be more vulnerable to adverse economic and industry conditions as a result of our significant debt level.

Our debt agreements may limit our financial flexibility.

We currently maintain credit arrangements that relate to our two primary businesses, the midstream, transportation and storage business and the propane business. With respect to the midstream, transportation and storage business, we maintain a five-year $900.0 million senior unsecured revolving credit facility, which is fully and unconditionally guaranteed by ETC OLP and substantially all of its direct and indirect wholly-owned subsidiaries. Our subsidiary, HOLP, maintains the credit arrangements related to our propane business which consist of senior secured term notes issued to certain insurance company lenders and a $150.0 million bank credit facility consisting of a $75.0 million acquisition facility and a $75.0 million working capital credit facility.

Our revolving credit facility contains restrictive covenants applicable to us, including limitations on (a) the level of additional indebtedness, (b) creation of liens, (c) mergers and issuances of equity securities of our restricted subsidiaries, (d) sale of assets and sale-leaseback transactions, (e) restricted payments, (f) investments, loans and advances, (g) changes in the nature of our business, (h) transactions with affiliates, (i) hedging contracts, hedging arrangements and open positions and (j) the commingling of deposit accounts or other accounts. These covenants also require us to maintain ratios of (1) consolidated funded debt to consolidated EBITDA (as such terms are defined in our revolving credit facility) of not more than 4.75 to 1 at all times other than for specified periods following the consummation of acquisitions for a purchase price of not less than $50 million, in which case we must maintain a ratio of not more than 5.25 to 1 during such period, and (2) consolidated EBITDA to consolidated interest expense (as these terms are defined in our revolving credit facility) of not less than 3.00 to 1.

As of November 30, 2005, HOLP had outstanding $293.0 million in senior secured debt with insurance companies, $105.8 million in secured debt under its bank credit facilities and $17.6 million of other indebtedness. This leverage may adversely affect HOLP’s ability to finance its future operations and its capital needs, limit its ability to pursue acquisitions and other business opportunities and make its results of operations more susceptible to adverse economic conditions. HOLP may in the future incur additional debt to finance acquisitions or for general business purposes, which could result in a significant increase in its leverage. If there is an event of default under any of these debt agreements, we cannot assure you that we would have sufficient assets to pay amounts due on these notes. As a result, you may receive less than the full amount you would otherwise be entitled to receive on these notes.

Our revolving credit facility and the debt agreements of HOLP contain provisions relating to changes in ownership and changes of our general partner. If these provisions are triggered, the outstanding debt under these agreements may become due. If that happens, we cannot guarantee that we would be able to pay the debt.

Failure to comply with the various restrictive and affirmative covenants of our revolving credit facility or the HOLP bank credit facility and the note agreements could negatively impact our ability to incur additional debt and to make payments on the notes.

Our ability to access the capital markets for future offerings may be limited by adverse market conditions resulting from, among other things, general economic conditions, contingencies and uncertainties that are difficult to predict and beyond our control. If we are unable to access the capital markets for future offerings, we might be forced to seek extensions for some of our short-term maturities or to refinance some of our debt obligations through bank credit, as opposed to long-term public or private debt securities or equity securities. The price and terms upon which we might receive such extensions or additional bank credit could be more onerous than those contained in our existing debt agreements. Any such arrangements could, in turn, increase the risk that our leverage may adversely affect our future financial and operating flexibility.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our existing leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness, including additional secured debt, in the future. The terms of the indenture relating to the notes will not prohibit us or our subsidiaries from doing so. As of November 30, 2005, our revolving credit facility and the HOLP credit facility would permit additional borrowings of us to our $476.7 million and $38.1 million, respectively. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could increase.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors, some of which are beyond our control.

Our ability to make payments on and to refinance our indebtedness, including these notes, and to fund planned capital expenditures depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our credit facilities in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. HOLP’s existing senior secured notes and credit facility and our revolving credit facility will mature prior to these notes. We may need to refinance all or a portion of our indebtedness, including these notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit facilities and these notes, on commercially reasonable terms or at all.

Your right to receive payments on these notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of these notes are effectively subordinated to all our guarantors’ existing and future secured indebtedness.

Holders of our secured indebtedness and the secured indebtedness of the guarantors will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our senior unsecured indebtedness, and with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

The notes are effectively junior to the indebtedness and other liabilities of our non-guarantor subsidiaries. Your right to receive payments on these notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

Some but not all of our subsidiaries will guarantee the notes. In particular, HOLP and its direct and indirect subsidiaries will not guarantee the notes.

As of November 30, 2005, the outstanding notes were effectively junior to $514.5 million of indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries and approximately $44.2 million was available to those subsidiaries for future borrowing under their credit facilities. Covenants and other restrictions in agreements governing our non-guarantor subsidiaries’ indebtedness may prohibit or otherwise restrict the ability of these entities to pay dividends or distribute cash to us. Our non-guarantor subsidiaries generated 9% of our consolidated revenues and, after allocating the operating expenses of the partnership to our propane business, 5% of our consolidated operating income for the three months ended November 30, 2005, and held 27% of our consolidated assets as of November 30, 2005. See our Condensed Consolidating Financial Statements included in the footnotes to our consolidated financial statements incorporated in this prospectus by reference to our Quarterly Report on Form 10-Q for the period ended November 30, 2005.

In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	incurred the guarantee of the notes with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and such guarantor:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that guarantor and will only be a creditor of ours and any guarantor whose obligation was not set aside or found to be unenforceable.

We could be treated as a corporation for tax purposes, which could reduce our ability to make payments on the notes.

Current law requires us to derive at least 90% of our annual gross income from specified activities to continue to be treated as a partnership for federal income tax purposes. We may not find it possible, regardless of our efforts, to meet this gross income requirement or may inadvertently fail to meet this gross income requirement. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service on this or any other matter affecting us. In addition, current law may change so as to cause us to be treated as a corporation for federal income tax purposes without regard to our sources of gross income or otherwise subject us to entity-level taxation. Finally, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. Treatment of us as a corporation for federal income tax purposes or becoming subject to other forms of entity-level taxation could reduce our cash available to make payments on the notes.

You may find it difficult to sell your new notes because no public trading market for these new notes exists.

No public market exists for the new notes, and a market offering liquidity may never develop. The new notes will be registered under the Securities Act, but we do not intend to list the registered notes on any national securities exchange or to seek the new notes for quotation through the Nasdaq Stock Market, Inc. If the new notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. You cannot be sure that an active trading market will develop for these new notes. You should also be aware that you may be required to bear the financial risks of such investment for an indefinite period of time.

General declines in the market for similar securities may also adversely affect the liquidity of, and trading market for, the new notes. Such a decline may adversely affect such liquidity and trading markets independent of our financial performance and prospects.

If you do not exchange your outstanding notes for the new notes, your notes will continue to have restrictions on transfer.

If you do not exchange your outstanding notes for the new notes in the exchange offer, or if your outstanding notes are tendered but not accepted, your notes will continue to have restrictions on transfer. In general, you may offer or sell any outstanding notes only if the notes are registered under the Securities Act and applicable state laws, or resold under an exemption from these laws. We do not intend to register the outstanding notes under the Securities Act.

The issuance of the new notes may adversely effect the market for the outstanding notes.

If the outstanding notes are tendered for exchange, the trading market for untendered and tendered but unaccepted outstanding notes could be adversely affected. Please refer to the section in this prospectus entitled “The Exchange Offer-Consequences of Failure to Exchange.”

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive in exchange outstanding notes of like principal amount, the terms of which are substantially identical in all material respects to the new notes. The outstanding notes surrendered in exchange for new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

Together with funds available under our revolving credit facility, we used the proceeds from the sale of the outstanding notes:

•	to repay outstanding borrowings under our revolving credit facility;

•	to pay expenses associated with the offering of the outstanding notes;

•	to finance our recently announced construction projects; and

•	for general partnership purposes.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of November 30, 2005. The information in the table is derived from and should be read in conjunction with our historical financial statements, including the accompanying notes, included in our Quarterly Report on Form 10-Q for the period ended November 30, 2005, which is incorporated by reference in this prospectus.

November 30, 2005 Actual
(unaudited)
(dollars in thousands)
Cash and cash equivalents	$17,915

Debt, including current maturities:
5.95% Senior Notes due 2015	747,883
Revolving credit facility	310,000
Swingline loan	3,339
Outstanding Notes	399,604
HOLP senior secured notes	292,971
HOLP working capital facilities	56,320
HOLP senior revolving acquisition facility	49,500
Other HOLP long-term debt	17,650

Total debt	1,877,267
Less current maturities	91,402

Long-term debt less current maturities	1,785,865

Total partners’ capital	1,504,908

Total capitalization	$3,290,773

RATIO OF EARNINGS TO FIXED CHARGES

Although Heritage Propane Partners, L.P. was the surviving parent entity for legal purposes in the Energy Transfer Transactions, ETC OLP was the acquiror for accounting purposes. As a result, following the Energy Transfer Transactions, the historical financial statements of ETC OLP for periods prior to the closing of the Energy Transfer Transactions became our historical financial statements. ETC OLP was formed on October 1, 2002 and has an August 31 year-end. ETC OLP’s predecessor entities had a December 31 year-end. Accordingly, ETC OLP’s 11-month period ended August 31, 2003 is treated as a transition period.

The ratio of earnings to fixed charges for the period from October 1, 2002 to August 31, 2003 has been derived from the historical financial statements of ETC OLP incorporated by reference in this prospectus. During this time period, ETC OLP owned the Southeast Texas System and the Elk City System. From October 1, 2002 through December 27, 2002, ETC OLP also owned a 50% equity interest in Oasis Pipe Line Company, which owns the Oasis Pipeline. After December 27, 2002, ETC OLP owned a 100% interest in Oasis Pipe Line. In addition, on December 27, 2002, an affiliate of ETC’s general partner contributed to ETC OLP its marketing business and its interest the Vantex System, the Rusk County Gathering System, the Whiskey Bay System and the Chalkley Transmission System.

The ratio of earnings to fixed charges for periods prior to October 1, 2002 has been derived from the historical financial statements of Aquila Gas Pipeline. Prior to October 1, 2002, Aquila Gas Pipeline owned the Southeast Texas System, the Elk City System and a 50% equity interest in Oasis Pipe Line. All of these assets were acquired by ETC OLP effective October 1, 2002.

The ratio of earnings to fixed charges for Aquila Gas Pipeline for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000 has been derived from the audited consolidated financial statements of Aquila Gas Pipeline incorporated, which are not included or incorporated by reference in this prospectus.

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated therein and on a pro forma basis to give effect to (1) the HPL System acquisition in January 2005 and (2) the offering of the outstanding notes and the use of the net proceeds of this offering as if each of these transactions had occurred on September 1, 2004:

	Aquila Gas Pipeline			Energy Transfer			Pro Forma Year Ended August 31, 2005	Three Months Ended November 30,
	Year Ended December 31,		Nine Months Ended September 30, 2002	Eleven Months Ended August 31, 2003	Year Ended August 31, 2004	Year Ended August 31, 2005	HPL System Acquisition
	2000	2001						2005
Ratio of earnings to fixed charges	2.55	6.64	1.72	4.57	3.28	3.02	2.95	5.91

For these ratios “earnings” is the amount resulting from adding the following items:

•	pre-tax income from continuing operations, before minority interest and equity in earnings of affiliates;

•	amortization of capitalized interest;

•	distributed income of equity investees; and

•	fixed charges.

The term “fixed charges” means the sum of the following:

•	interest expensed;

•	interest capitalized;

•	amortized debt issuance costs; and

•	estimated interest element of rentals.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Although Heritage Propane Partners, L.P. was the surviving parent entity for legal purposes in the Energy Transfer Transactions, ETC OLP was the acquiror for accounting purposes. As a result, following the Energy Transfer Transactions, the historical financial statements of ETC OLP for periods prior to the closing of the Energy Transfer Transactions became our historical financial statements. ETC OLP was formed on October 1, 2002 and has an August 31 year-end. ETC OLP’s predecessor entities had a December 31 year-end. Accordingly, ETC OLP’s 11-month period ended August 31, 2003 is treated as a transition period.

ETC OLP’s historical financial information for the period from October 1, 2002 to August 31, 2003 has been derived from the historical financial statements of ETC OLP incorporated by reference in this prospectus. During this time period, ETC OLP owned the Southeast Texas System and the Elk City System. From October 1, 2002 through December 27, 2002, ETC OLP also owned a 50% equity interest in Oasis Pipe Line Company, which owns the Oasis Pipeline. After December 27, 2002, ETC OLP owned a 100% interest in Oasis Pipe Line. In addition, on December 27, 2002, an affiliate of La Grange Energy’s general partner contributed to ETC OLP its marketing business and its interest the Vantex System, the Rusk County Gathering System, the Whiskey Bay System and the Chalkley Transmission System. In April 2005, we sold the Elk City System and accounted for the sale as discontinued operations. As such, the results presented for the period from October 1, 2002 to August 31, 2004 have been restated to account for the results of the Elk City System in discontinued operations.

ETC OLP’s historical financial information for periods prior to October 1, 2002 has been derived from the historical financial statements of Aquila Gas Pipeline. Prior to October 1, 2002, Aquila Gas Pipeline owned the Southeast Texas System, the Elk City System and a 50% equity interest in Oasis Pipe Line. All of these assets were acquired by ETC OLP effective on October 1, 2002.

The financial information below for Aquila Gas Pipeline for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000 and as of September 30, 2002 and December 31, 2001 and 2000 has been derived from the audited consolidated financial statements of Aquila Gas Pipeline, which are not included in this prospectus or any document incorporated by reference in this prospectus.

The selected historical financial data should be read in conjunction with the financial statements and notes and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section that are contained in our Annual Report on Form 10-K/A for the year ended August 31, 2005 and our Quarterly Report on Form 10-Q for the three months ended November 30, 2005, which are incorporated by reference in this prospectus. The amounts in the table below, except per unit data, are in thousands.

	Aquila Gas Pipeline			Energy Transfer
	Year Ended December 31,		Nine Months Ended September 30,	Eleven Months Ended August 31,	Year Ended August 31,		Three Months Ended November 30,
	2000	2001	2002	2003(a)	2004	2005	2004	2005
							(unaudited)
Statement of Operating Data:
Revenues
Midstream segment	$1,758,530	$1,813,850	$933,099	$899,086	$1,880,663	$3,246,772	$650,612	$1,549,828
Transportation and storage segment	—	—	—	41,500	113,938	2,608,108	57,616	1,565,509
Eliminations (b)	—	—	—	(9,559)	(27,798)	(471,255)	(14,542)	(906,804)
Propane segments	—	—	—	—	376,689	778,306	169,250	205,973
Other segment	—	—	—	—	3,465	6,867	1,262	2,114
Total revenues	1,758,530	1,813,850	933,099	931,027	2,346,957	6,168,798	864,198	2,416,620
Gross margin	117,663	98,589	53,035	105,589	365,533	787,283	136,293	325,993
Depreciation and amortization	30,049	30,779	22,915	11,870	48,599	92,943	19,661	26,913
Operating income	31,024	42,990	2,862	55,595	139,089	312,051	45,709	171,610
Interest expense	12,098	6,858	3,931	12,456	41,190	93,017	17,331	28,393
Income from continuing operations before income tax expense	18,892	41,161	4,272	45,063	97,470	208,678	28,299	142,219
Income tax expense (benefit) (c)	7,657	15,403	(467)	4,432	4,481	7,295	1,032	22,411
Income from continuing operations	11,235	25,758	4,739	40,631	92,989	201,383	27,267	119,808
Basic income from continuing operations share/unit (d)	—	—	—	3.01	1.62	1.79	0.24	0.76
Cash distribution share/unit	—	—	—	—	1.47	1.89	0.44	0.55
Balance Sheet Data (at period end):
Current assets	231,260	144,396	116,831	185,180	480,435	1,458,020	530,697	1,786,184
Total assets	724,161	633,260	601,528	602,103	2,327,104	4,426,906	2,514,994	4,821,348
Current liabilities	313,506	194,816	144,076	169,473	397,037	1,250,874	543,465	1,375,760
Long-term debt	110,721	66,250	66,250	196,000	1,070,871	1,675,705	1,122,370	1,785,865
Stockholders’ equity/Partners’ capital	254,248	249,520	254,259	181,088	746,980	1,326,192	738,003	1,504,908
Other Financial Data:
EBITDA, as adjusted (unaudited) (e)	61,039	78,798	31,118	77,476	196,650	413,237	69,706	197,141
Cash flow provided by operating activities	76,011	65,198	12,987	70,206	162,695	169,418	56,655	11,717
Cash flow used in investing activities	(23,459)	(20,727)	(487)	(341,258)	(790,737)	(1,133,749)	(109,374)	(94,731)
Cash flow provided by (used in) financing activities	(52,552)	(44,471)	(12,500)	324,174	656,665	907,500	30,219	76,015
Capital expenditures
Maintenance and Growth	21,964	26,866	5,486	11,914	109,688	196,459	43,382	87,069
Acquisition	1,980	—	—	340,187	681,835	1,131,844	67,267	27,856

(a)	On December 27, 2002, ETC OLP purchased the remaining 50% of Oasis Pipe Line. Prior to December 27, 2002, the interest in Oasis Pipe Line was treated as an equity method investment. After this date, Oasis Pipe Line’s results of operations are consolidated with ETC OLP as a wholly-owned subsidiary.

(b)	Midstream and transportation and storage revenues include intersegment and intrasegment transactions, which are generally based on transactions made at market-related rates. Total revenues reflect the elimination of all significant intercompany transactions.

(c)	As a partnership, we are not subject to income taxes. However, our subsidiaries, Oasis Pipe Line, Heritage Holdings and Heritage Service Corporation, are corporations that are subject to income taxes. Prior to 2003, Oasis Pipe Line was an equity method investment of ETC OLP, and taxes were netted against the equity method earnings. Aquila Gas Pipeline was a tax-paying corporation, and as such recognized income taxes related to its earnings in all periods presented.

(d)	Net income per unit is computed by dividing the limited partners’ interest in net income by the weighted average number of units outstanding. For purposes of computing net income per limited partner unit, in periods when the Partnership’s aggregate net income exceeds the aggregate distributions, for such periods, an increased amount of net income is allocated to the General Partner for the additional pro forma priority income attributable to the application of EITF 03-6. Although the equity accounts of ETC OLP survive the Energy Transfer Transactions, Heritage’s partnership structure and partnership units survive. Accordingly, the equity accounts of ETC OLP have been restated based on general partner interest and Common Units received by ETC OLP in the Energy Transfer Transactions.

(e)	EBITDA, as adjusted, is defined as the Partnership’s earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees, gain or loss on disposal of assets, and other expenses. We present EBITDA, as adjusted, on a Partnership basis, which includes both the general and limited partner interests. Non-cash compensation expense represents charges for the value of the Common Units awarded under the Partnership’s compensation plans that have not yet vested under the terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income such as the gain arising from our disposal of assets is not included when determining EBITDA, as adjusted. EBITDA, as adjusted, (i) is not a measure of performance calculated in accordance with generally accepted accounting principles and (ii) should not be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in our consolidated financial statements.

EBITDA, as adjusted, is presented because such information is relevant and is used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and operating results of the Partnership’s fundamental business activities. Management believes that the presentation of EBITDA, as adjusted, is useful to lenders and investors because of its use in the natural gas and propane industries and for master limited partnerships as an indicator of the strength and performance of the Partnership’s ongoing business operations, including the ability to fund capital expenditures, service debt and pay distributions. Additionally, management believes that EBITDA, as adjusted, provides additional and useful information to the Partnership’s investors for trending, analyzing and benchmarking the operating results of the Partnership from period to period as compared to other companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, allows investors to view the Partnership’s performance in a manner similar to the methods used by management and provides additional insight to the Partnership’s operating results.

EBITDA, as adjusted, is used by management to determine our operating performance, and along with other data as internal measures for setting annual operating budgets, assessing financial performance of the Partnership’s numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation. The Partnership has a large number of business locations located in different regions of the United States. EBITDA, as adjusted, can be a meaningful measure of financial performance because it excludes factors which are outside the control of the employees responsible for operating and managing the business locations, and provides information management can use to evaluate the performance of the business locations, or the region where they are located, and the employees responsible for operating them. Our EBITDA, as adjusted, includes non-cash compensation expense which is a non-cash expense item resulting from our unit based compensation plans that does not require cash settlement and is not considered during management’s assessment of the operating results of the Partnership’s business. By adding these non-cash compensation expenses in EBITDA, as adjusted, allows management to compare the Partnership’s operating results to those of other companies in the same industry who may have compensation plans with levels and values of annual grants that are different than the Partnership’s. Other expenses include other finance charges and other asset non-cash impairment charges that are reflected in the Partnership’s operating results but are not classified in interest, depreciation and amortization. We do not include gain on the sale of assets when determining EBITDA, as adjusted, since including non-cash income resulting from the sale of assets increases the performance measure in a manner that is not related to the true operating results of the Partnership’s business. In addition, our debt agreements contain financial covenants based on EBITDA, as adjusted. For a description of these covenants, please read Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended August 31, 2005, which is incorporated by reference in this prospectus.

There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP. EBITDA, as adjusted, for the periods described herein is calculated in the same manner as presented by us in the past. Management compensates for these limitations by considering EBITDA, as adjusted, in conjunction with its analysis of other GAAP financial measures, such as gross profit, net income (loss), and cash flow from operating activities. A reconciliation of EBITDA, as adjusted, to net income (loss) is presented below. Please read “Reconciliation of EBITDA, As Adjusted, to Net Income” below.

Reconciliation of EBITDA, As Adjusted, to Net Income

The following tables set forth the reconciliation of EBITDA, as adjusted, to net income for the periods indicated:

	Aquila Gas Pipeline
	Year Ended August 31, 2000	Year Ended August 31, 2001	Nine Months Ended September 30, 2002	Eleven Months Ended August 31, 2003	Year Ended August 31, 2004	Year Ended August 31, 2005	Three Months Ended November 30, 2004	Three Months Ended November 30, 2005
Net income reconciliation
Net income	$11,235	$25,758	$4,739	$46,625	$99,152	$349,350	$30,610	$119,808
Gain on sale of discontinued Operations, net of income tax expense	—	—	—	—	—	(142,469)	—	—
Depreciation and amortization	30,049	30,779	22,915	11,870	48,599	92,943	19,661	26,913
Interest	12,098	6,858	3,931	12,456	41,190	93,017	17,331	28,393
Income tax expense on continuing operations	7,657	15,403	(467)	4,432	4,481	7,295	1,032	22,411
Non-cash compensation expense	—	—	—	—	42	1,608	402	447
Other, net	—	—	—	(501)	(509)	(631)	(29)	(959)
Depreciation, amortization, and interest and taxes of investee	—	—	—	1,003	440	697	—	—
Depreciation, amortization and interest of discontinued operations	—	—	—	1,591	2,249	1,547	608	—
Loss on extinguishment of debt	—	—	—	—	—	9,550	—	—
Loss on disposal of assets	—	—	—	—	1,006	330	91	128

EBITDA, as adjusted	$61,039	$78,798	$31,118	$77,476	$196,650	$413,237	$69,706	$197,141

THE EXCHANGE OFFER

General

We are offering to exchange up to $400,000,000 in aggregate principal amount of new 5.65% senior notes for the same aggregate principal amount of outstanding 5.65% senior notes, properly tendered before the expiration date and not withdrawn. We are making the exchange offer for all of the outstanding notes. Your participation in the exchange offer is voluntary and you should carefully consider whether to accept this offer.

On the date of this prospectus, $400,000,000 in aggregate principal amount of our 5.65% senior notes is outstanding. We are sending this prospectus, together with the letter of transmittal, on approximately             , 2006, to all holders of outstanding notes that we are aware of. Our obligations to accept outstanding notes for exchange pursuant to the exchange offer are limited by the conditions listed under “—Conditions to the Exchange Offer” below.

We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the Exchange Offer

We issued and sold $400,000,000 in aggregate principal amount of the outstanding 5.65% senior notes on July 29, 2005, in a transaction exempt from the registration requirements of the Securities Act. Because the transaction was exempt under the Securities Act, you may re-offer, resell, or otherwise transfer the outstanding notes only if registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

In connection with the issuance and sale of the outstanding notes, we entered into a registration rights agreement, which requires us to consummate this exchange offer no later than April 11, 2006. If we are unable to complete the exchange offer by April 11, 2006 the interest rate on the outstanding notes will be increased by 0.25% per year during the first 90-day period, and such rate will increase by an additional 0.25% per year with respect to each subsequent 90-day period, up to a maximum additional interest rate of 1.0% until the exchange offer is consummated or the shelf registration statement, if required, is declared effective by the SEC. Further, the initial purchasers of the outstanding notes or any holder thereof may obtain such relief as may be required to specifically enforce our obligations.

In addition, there are circumstances under which we are required to use our best efforts to file a shelf registration statement with respect to resales of the outstanding notes. We have filed a copy of the registration rights agreement as an exhibit to the registration statement that this prospectus forms a part of and that has been filed with the SEC.

We are making the exchange offer to satisfy our obligations under the registration rights agreement. Otherwise, we are not required to file any registration statement to register any outstanding notes. Holders of outstanding notes that do not tender their outstanding notes or whose outstanding notes are tendered but not accepted will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their outstanding notes.

Terms of the Exchange

We are offering to exchange, upon the terms of this prospectus and the letter of transmittal, $1,000 in principal amount of new 5.65% senior notes for each $1,000 in principal amount of the outstanding 5.65% senior notes. The terms of the new notes are the same in all material respects, including principal amount, interest rate, maturity and ranking, as the terms of the outstanding notes for which they may be exchanged pursuant to the exchange offer, except that the offering of the new notes has been registered under the Securities Act and, therefore, the new notes will not be subject to restrictions on transfer applicable to the outstanding notes and will be entitled to registration rights only under limited circumstances. The new notes will evidence the same indebtedness as the outstanding notes and will be entitled to the benefits of the indenture. Please refer to the section in this prospectus entitled “Description of the Notes” for a more complete discussion of the terms of the notes.

The exchange offer is not conditioned upon any minimum aggregate amount of outstanding notes being tendered for exchange.

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the new notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff in a series of no-action letters issued to third parties, we believe that new notes issued in the registered exchange offer in exchange for outstanding notes may be offered for sale, resold and otherwise transferred by any holder of new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are acquired in the ordinary course of the holder’s business and the holder has no arrangement or understanding with any person to participate in the distribution of the new notes and neither the holder nor any other person is participating in or intends to participate in a distribution of the new notes. Because the SEC has not considered our exchange offer in the context of a no-action letter, we cannot assure you that the staff would make a similar determination with respect to the exchange offer. Any holder that is an affiliate of ours or that tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities and will not be allowed to rely on this interpretation by the staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If you participate in the exchange offer, you must acknowledge, among other things, that you are not participating in, and do not intend to participate in, a distribution of the new notes. If you are a broker-dealer that receives new notes for your own account in exchange for outstanding notes, where your outstanding notes were acquired by you as a result of your market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. Please refer to the section in this prospectus entitled “Plan of Distribution” for a more complete discussion of your ability to resell the new notes.

You will not be required to pay brokerage commissions or fees or, if you comply with the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the outstanding notes in the exchange offer.

Any holder that is an affiliate of ours and broker-dealers that acquired the outstanding notes directly from us to resell pursuant to Rule 144A under the Securities Act or any other available exemption are not eligible to participate in the registered exchange offer and may only exchange their outstanding notes for new notes pursuant to a separate transaction with us exempt from the registration requirements of the Securities Act. Any new notes issued by us outside of the registered exchange offer will be deemed to be restricted securities and holders thereof must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Expiration Date; Extension; Termination; Amendment

The exchange offer will expire at 5:00 p.m., New York City time, on             , 2006, unless we have extended the period of time that the exchange offer is open. The expiration date will be at least 20 business days after the beginning of the exchange offer as required by Rule 14e-1(a) under the Exchange Act. We reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any outstanding notes, by giving oral or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all outstanding notes previously tendered will remain subject to the exchange offer unless properly withdrawn.

We also reserve the right to:

•	end or amend the exchange offer and not to accept for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the events specified below under “—Conditions to the Exchange Offer” that have not been waived by us; and

•	amend the terms of the exchange offer in any manner which, in our good faith judgment, is advantageous to you, whether before or after any tender of the outstanding notes.

If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to you as promptly as practicable. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to you, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to you, if the exchange offer would otherwise expire during such five to ten business day period.

Procedures for Tendering Outstanding Notes

Your tender to us of your outstanding notes and our acceptance of the notes will constitute a binding agreement between you and us on the terms contained in this prospectus and in the letter of transmittal.

You will tender outstanding notes by:

•	complying with the procedure for book-entry transfer described below; or

•	properly completing and signing the letter of transmittal or a facsimile copy of the letter, and delivering the letter, together with the certificate or certificates representing the outstanding notes being tendered and any required signature guarantees and any other documents required by the letter of transmittal, to the exchange agent at its address listed below on or before the expiration date; or

•	complying with the guaranteed delivery procedures described below.

If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering the outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

The method of delivering the outstanding notes, letters of transmittal and all of the required documents is at the election and risk of the holder. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to insure timely delivery. No notes or letters of transmittal should be sent to us.

If tendered outstanding notes are registered in the name of the person who signs the letter of transmittal and the new notes to be issued in exchange for the tendered notes are to be issued in the name of the registered holder, the signature of the signer need not be guaranteed.

In addition, if any untendered outstanding notes are to be reissued in the name of the registered holder, the signature need not be guaranteed. A registered holder shall include any participant in The Depository Trust Company (“DTC”) whose name appears on a security listing as an owner of outstanding notes.

In any other case, the tendered outstanding notes must be endorsed or accompanied by written instruments of transfer, in form reasonable satisfactory to us and duly executed by the registered holder. The signature of the endorsement or instrument of transfer must be guaranteed by an eligible institution. The following are considered eligible institutions:

•	a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc.;

•	a clearing agency;

•	an insured credit union;

•	a savings association or a commercial bank; or

•	a trust company having an office or correspondent in the United States.

If the new notes and/or outstanding notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note registrar for the outstanding notes, the signature in the letter of transmittal must be guaranteed by an eligible institution.

We understand that the exchange agent has confirmed with DTC that any financial institution that is a participant in DTC’s system may use its Automated Tender Offer Program to tender outstanding notes. We further understand that the exchange agent will request, within two business days after the date the exchange offer commences, that DTC establish an account relating to the outstanding notes for the purpose of facilitating the exchange offer, and any participant may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account in accordance with the Automated Tender Offer Program procedures for transfer. However, the exchange of the outstanding notes will only be made after timely confirmation of the book-entry transfer and timely receipt by the exchange agent of an agent’s message, an appropriate letter of transmittal with any registered signature guarantee, and any other documents required. The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, stating that DTC has received an express acknowledgment from a participant tendering outstanding notes that are the subject of the book-entry confirmation and that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against the participant.

If you want to tender outstanding notes in the exchange offer and time will not permit a letter of transmittal or outstanding notes to reach the exchange agent before the expiration date or you cannot comply with the procedure for book-entry transfer on a timely basis, a tender may be effected if the exchange agent has received at its address listed below before the expiration date, a letter, telegram or facsimile transmission from an eligible institution listing your name and address, the names in which the outstanding notes are registered and, if possible, the certificate number of the outstanding notes to be tendered, and stating that the tender is being made by the letter, telegram or facsimile transmission and guaranteeing that within three business days after the expiration date, the outstanding notes in proper form for transfer, or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, will be delivered by the eligible institution, together with a properly completed and duly executed letter of transmittal and any other required documents. Unless outstanding notes being tendered by the method described in the preceding sentence are deposited with the exchange agent within the time period described in the preceding sentence and accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may, at our option, reject the tender. You may obtain copies of the notice of guaranteed delivery from the exchange agent.

Your tender will be deemed to have been received when the exchange agent receives:

•	your properly completed and duly signed letter of transmittal accompanied by the outstanding notes, or a confirmation of book-entry transfer of such outstanding notes into the exchange agent’s account at DTC; or

•	a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect from an eligible institution.

We will issue new notes in exchange for outstanding notes tendered by means of a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect by an eligible institution only when the exchange agent receives (1) the letter of transmittal and any other required documents and (2) the tendered outstanding notes.

We will determine all questions regarding the validity, form, eligibility, time of receipt and acceptance of outstanding notes tendered for exchange. You should be aware that:

•	We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or not to accept any particular outstanding notes which acceptance might, in our reasonable judgment or that of our counsel, be unlawful.

•	We reserve the absolute right, in our sole reasonable judgment, to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding notes, provide that any such waiver will apply to all outstanding notes, either before or, solely with respect to the receipt of any applicable governmental approvals, after the expiration date, including the right to waive the ineligibility of any holder that seeks to tender outstanding notes in the exchange offer.

•	Our reasonable interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions, shall be final and binding on all parties.

•	Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within a reasonable period of time as we shall determine.

•	Neither we, the exchange agent nor any other person shall have any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of outstanding notes, the outstanding notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the outstanding notes.

If the letter of transmittal or any outstanding notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should indicate they are acting in that capacity when signing, and, unless waived by us, you should provide evidence of their authority to act in that capacity.

If you tender, you will be representing to us that:

•	the new notes you acquire pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving new notes, whether or not the person is the holder;

•	you are not an affiliate of ours;

•	you are not participating in, and do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the outstanding notes or the new notes; and

•	if you are a broker or dealer registered under the Exchange Act, you will receive the new notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities. You must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. Please refer to the section in this prospectus entitled “Plan of Distribution” for a more complete discussion of your ability to resell the new notes.

Terms and Conditions of the Letter of Transmittal

By signing and returning the letter of transmittal you will be agreeing to the following terms and conditions, which are part of the exchange offer.

•	You are exchanging, assigning and transferring the outstanding notes to us and irrevocably constitute and appoint the exchange agent as your agent and attorney-in-fact to cause the outstanding notes to be assigned, transferred and exchanged.

•	You represent and warrant that you have full power and authority to tender, exchange, assign and transfer the outstanding notes and acquire new notes issuable upon the exchange of tendered outstanding notes.

•	When we accept outstanding notes for exchange, we will acquire good and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

•	You will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered outstanding notes or transfer ownership of such outstanding notes on the account books maintained by DTC.

Your acceptance of any tendered outstanding notes and our issuance of new notes in exchange for the outstanding notes will constitute performance in full by us of our obligations under the registration rights agreement to complete the exchange offer.

All authority conferred by you will survive your death or incapacity and every obligation of yours will be binding upon your heirs, legal representatives, successors, assigns, executors and administrators. You will also make the representations described above under “—Procedures for Tendering Outstanding Notes.”

Withdrawal Rights

You may withdraw your tender of outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal, sent by telegram, facsimile transmission, receipt confirmed by telephone, or letter, before the expiration date. Any notice of withdrawal must:

•	specify the name of the person that tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of such outstanding notes;

•	specify the principal amount of outstanding notes to be withdrawn;

•	include a statement that the holder is withdrawing its election to have the outstanding notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

•	specify the name in which any of the outstanding notes are to be registered, if different from that of the person that tendered the outstanding notes.

The exchange agent will return the properly withdrawn outstanding notes promptly following receipt of notice of withdrawal. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes or otherwise comply with DTC’s procedures.

Any outstanding notes withdrawn will not have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. In the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to its book-entry transfer procedures, the outstanding notes will be credited to an account with DTC specified by the holder, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or before the expiration date.

Acceptance of Outstanding Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration of the offer, all outstanding notes properly tendered and will issue the new notes promptly after the acceptance. However, please refer to the section in this prospectus entitled “—Conditions to the Exchange Offer” below for a discussion of the conditions under which we may end the exchange offer and reject for exchange any outstanding notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when we give notice of acceptance to the exchange agent.

For each outstanding note accepted for exchange, the holder of the outstanding note will receive a new note having a principal amount at maturity equal to that of the surrendered outstanding note.

In all cases, we will issue new notes for outstanding notes that are accepted for exchange pursuant to the exchange offer only after the exchange agent timely receives certificates for the outstanding notes or a book-entry confirmation of the outstanding notes into the exchange agent’s account at DTC, a properly completed and duly executed letter of transmittal and all other required documents.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or to issue new notes in exchange for, any outstanding notes and may end or amend the exchange offer, by notice to the exchange agent or by a timely press release, if in our reasonable judgment, at or before the expiration of the exchange offer (other than with respect to the receipt of any governmental approval which we reasonably think is necessary for the completion of the exchange offer) any of the following conditions exist:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued, in each case, with respect to the exchange offer that, in our sole reasonable judgment, might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us; or

•	any change, or any development involving a prospective change, in each case resulting from economic or industry factors not within our direct or indirect control, shall have occurred or be threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects that is or may be adverse to us, or we become aware of facts that have or may have adverse significance with respect to the value of the outstanding notes or the new notes or that may materially impair the contemplated benefits of the exchange offer to us; or

•	any law, rule or regulation or applicable interpretation of the staff of the SEC is issued or promulgated that, in our good faith determination, does not permit us to effect the exchange offer; or

•	any governmental approval has not been obtained, which we think is necessary for the completion of the exchange offer; or

•	there shall have been proposed, adopted or enacted any law, statute, rule or regulation, or an amendment to any existing law, statute, rule or regulation, which might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us; or

•	there shall occur a change in the current interpretation by the staff of the SEC that permits the new notes issued pursuant to the exchange offer in exchange for outstanding notes to be offered for resale, resold and otherwise transferred by holders, other than any holder that is a broker-dealer or an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are acquired in the ordinary course of the holders’ business and the holders have no arrangement with any person to participate in the distribution of such new notes.

We reserve the right to end the exchange offer and reject for exchange any outstanding notes upon the occurrence of any of the preceding conditions. In addition, we may amend the exchange offer at any time before the expiration date if any of these conditions exist.

In addition, we will reject for exchange any outstanding notes tendered, and no new notes will be issued in exchange for any outstanding notes, if at the time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. If any stop order is in effect we will be required to use our best efforts to obtain its withdrawal at the earliest possible time.

The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange.

Exchange Agent

We have appointed Wachovia Bank, National Association as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the addresses listed below:

By Certified Mail or Hand or Overnight Delivery: Corporate Actions - NC1153 1525 West W.T. Harris Blvd., 3C3 Charlotte, North Carolina 28288 Attention: Marsha Rice
By Facsimile Transmission: (Eligible Institutions Only) (704) 590-7628	Confirm by Telephone: (704) 590-7413

You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the address and telephone number listed above.

Delivery to an address other than as listed above, or transmissions of instructions by a facsimile number other than as listed above, will not constitute a valid delivery.

Solicitation of Tenders; Fees and Expenses

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

We will pay the estimated cash expenses to be incurred in connection with the exchange offer. We estimate that those expenses will be, in the aggregate, approximately $275,000, including fees and expenses of the exchange agent and trustee, registration fees, accounting, legal and printing expenses and other related fees and expenses.

Neither the delivery of this prospectus nor any exchange made under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given in this prospectus. The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of outstanding notes in any jurisdiction in which the making of the exchange offer or the acceptance of the outstanding notes would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the exchange offer in any jurisdiction and extend the exchange offer to holders of outstanding notes in the jurisdiction concerned.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. If, however, certificates representing new notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of any person other than the registered holder of the outstanding notes tendered, or if tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in the exchange offer, then the amount of the transfer taxes whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The new notes will be recorded at the carrying value of the outstanding notes as reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of new notes for outstanding notes. We will amortize the expenses incurred in connection with the issuance of the new notes over the term of the new notes.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for new notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the outstanding notes as described in the legend on the notes. In general, the outstanding notes may be offered or sold only if registered under the Securities Act, unless they are sold under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the outstanding notes under the Securities Act. However, under limited circumstances we may be required to file with the SEC a shelf registration statement to cover resales of the outstanding notes by the holders of notes who satisfy conditions relating to the provision of information in connection with the shelf registration statement.

Your participation in the exchange offer is voluntary, and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making a decision whether or not to tender your outstanding notes. Please refer to the section in this prospectus entitled “Material United States Federal

Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of participating in the exchange offer.

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will be entitled to all the rights and limitations applicable to the outstanding notes under the indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of this exchange offer. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for untendered, or tendered but unaccepted, outstanding notes could be adversely affected. Please refer to the section in this prospectus entitled “Risk Factors—If you do not exchange your outstanding notes for new notes, your notes will continue to have restrictions on transfer” for an additional discussion of the consequences of not participating in the exchange offer.

We may in the future seek to acquire, subject to the terms of the indenture, untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of these purchases or offers may differ from the terms of the exchange offer.

Resale of New Notes

As noted above, we are making the exchange offer in reliance on the position of the staff of the SEC in interpretive letters addressed to third parties in other transactions. However, we have not sought an interpretive letter from the staff and we cannot assure you that the staff would make a similar determination with respect to the exchange offer as it has in past interpretive letters to third parties. Any holder who has an arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the exchange offer:

•	cannot rely on the applicable interpretations of the staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act.

A broker-dealer who holds outstanding notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an underwriter within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by a broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Please refer to the section in this prospectus entitled “Plan of Distribution” for a more complete discussion of your ability to resell the new notes.

Any holder that is an affiliate of ours and broker-dealers that acquired the outstanding notes directly from us to resell pursuant to 144A under the Securities Act or any other available exemption are not eligible to participate in the registered exchange offer and may only exchange their outstanding notes for new notes pursuant to a separate transaction with us exempt from the registration requirements of the Securities Act. Any new notes issued by us outside of the registered exchange offer will be deemed to be restricted securities and holders thereof must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

In addition, to comply with the securities laws of some jurisdictions, the new notes may be offered or sold only if they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the registration rights agreement and subject to specified limitations in the registration rights agreement, to register or qualify the new notes for offer or sale under the securities or blue sky laws of these jurisdictions as any holder of the new notes reasonably requests. Registration or qualification may require the imposition of restrictions or conditions, including suitability requirements for offerees or purchasers, in connection with the offer or sale of any new notes.

DESCRIPTION OF THE NOTES

The outstanding notes were, and the new notes will be, issued under an indenture to be entered into among itself, the Subsidiary Guarantors (as defined below) and Wachovia Bank, National Association, as trustee, as supplemented by a supplemental indenture creating the notes (as so supplemented, the “indenture”). This description is a summary of the material provisions of the notes, the guarantees, and the indenture. The terms of the new notes are nearly identical to the terms of the outstanding notes in all material respects, including interest rate and maturity, except that the registered notes will not be subject to:

•	the restrictions on transfer; and

•	the registration rights agreement’s covenants regarding registration of the outstanding notes.

This description does not restate those agreements and instruments in their entirety. You should refer to the notes and the indenture, forms of which are available as set forth above under “Where You Can Find More Information,” for a complete description of our obligations and your rights. You can find the definition of various terms used in this description under “—Certain Definitions” below. In this description, the term “Energy Transfer” refers only to Energy Transfer Partners, L.P. and not to any of its Subsidiaries.

General

The new notes:

•	will be general unsecured, senior obligations of Energy Transfer, ranking equally with all other existing and future unsecured and unsubordinated indebtedness of Energy Transfer;

•	will initially be issued in an aggregate principal amount of $400 million;

•	will mature on August 1, 2012;

•	will be issued in denominations of $1,000 and integral multiples of $1,000;

•	will bear interest from July 29, 2005 at an annual rate of 5.65%;

•	will be redeemable at any time at our option at the redemption price described below under “—Optional Redemption;” and

•	will be fully and unconditionally guaranteed on an unsecured, unsubordinated basis by each of the Subsidiary Guarantors.

The new notes and the outstanding notes constitute a single series of debt securities under the indenture. The indenture does not limit the amount of debt securities we may issue under the indenture from time to time in one or more series. We may in the future issue additional debt securities under the indenture in addition to the notes.

Interest

Interest on the notes will accrue from and include July 29, 2005 or from and include the most recent interest payment date to which interest has been paid or provided for. We will pay interest in cash semi-annually in arrears on February 1 and August 1 of each year, beginning February 1, 2006. We will make interest payments to the persons in whose names the notes are registered at the close of business on January 15 or July 15, as applicable, before the next interest payment date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date falls on a day that is not a business day, the payment will be made on the next business day, and no interest will accrue on the amount of interest due on that interest payment date for the period from and after the interest payment date to the date of payment.

Further Issuances

We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as the notes offered by this prospectus, except for the issue price. Additional notes issued in this manner will form a single series with the previously issued and outstanding notes.

Optional Redemption

The notes will be redeemable, at our option, at any time in whole, or from time to time in part, at a price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest (at the interest rate in effect on the date of calculation of the redemption price) on the notes to be redeemed that would be due after the related redemption date but for such redemption (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 25 basis points;

•	plus, in either case, accrued interest to the redemption date.

The actual redemption price, calculated as provided below, will be calculated and certified to the trustee and us by the Independent Investment Banker.

Notes called for redemption become due on the redemption date. Notices of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the method of calculating the redemption price and each place that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption on the redemption date. If less than all of the notes are redeemed at any time, the trustee will select the notes to be redeemed on a pro rata basis, by lot or by any other method the trustee deems fair and appropriate.

For purposes of determining the redemption price, the following definitions are applicable:

“Treasury Yield” means, with respect to any redemption date applicable to the notes, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; or (b) if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed; provided, however, that if no maturity is within three months before or after the maturity date for such notes, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of four Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Wachovia Capital Markets, LLC (and its successors) or, if such firm is not willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee and reasonably acceptable to Energy Transfer.

“Reference Treasury Dealer” means (a) each of Wachovia Capital Markets, LLC, Banc of America Securities LLC and Citigroup Global Markets Inc., and their respective successors, and (b) one other primary U.S. government securities dealers in New York City selected by Energy Transfer (each, a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, Energy Transfer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the notes, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the notes to be redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Guarantees

The Subsidiary Guarantors will jointly and severally guarantee, on an unsecured, senior basis, Energy Transfer’s obligations under the notes. The obligations of each Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.”

The Subsidiary Guarantors will be comprised of La Grange Acquisition, L.P. and all of the direct and indirect wholly-owned Subsidiaries of La Grange Acquisition, L.P. that guarantee Energy Transfer’s obligations under the Credit Agreement, including those that own the HPL System. Energy Transfer will cause any of its future domestic Subsidiaries that guarantees, becomes a co-obligor with respect to or otherwise provides direct credit support for any obligations of Energy Transfer or any of its Subsidiaries under the Credit Agreement, to execute and deliver to the trustee supplemental indentures in a form satisfactory to the trustee pursuant to which such Subsidiary guarantees Energy Transfer’s obligations with respect to the notes on the terms provided for in the indenture.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to the notes as described below under “— Defeasance and Discharge,” then any Subsidiary Guarantor will be released. Further, if no default has occurred and is continuing under the indenture, and to the extent not otherwise prohibited by the indenture, a Subsidiary Guarantor will be unconditionally released and discharged from its guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not our affiliate, of all of our direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•	following delivery of a written notice by us to the trustee, upon the release of all guarantees or other obligations of the Subsidiary Guarantor with respect to the obligations of Energy Transfer or any of its Subsidiaries under the Credit Agreement.

If at any time following any release of a Subsidiary Guarantor from its guarantee of the notes pursuant to the third bullet point in the preceding paragraph, the Subsidiary Guarantor again guarantees, becomes a co-obligor with respect to or otherwise provides direct credit support for any obligations of Energy Transfer or any of its Subsidiaries under the Credit Agreement, then Energy Transfer will cause the Subsidiary Guarantor to again guarantee the notes in accordance with the indenture.

Ranking

The notes will be unsecured, unless we are required to secure them pursuant to the limitations on liens covenant described below under “— Certain Covenants — Limitations on Liens.” The notes will also be the unsubordinated obligations of Energy Transfer and will rank equally with all other existing and future unsubordinated indebtedness of Energy Transfer. Each guarantee of the notes will be an unsecured and unsubordinated obligation of the Subsidiary Guarantor and will rank equally with all other existing and future unsubordinated indebtedness of the Subsidiary Guarantor. The notes and each guarantee will effectively rank junior to any future indebtedness of Energy Transfer and the Subsidiary Guarantor that is both secured and unsubordinated to the extent of the value of the assets securing such indebtedness, and the notes will effectively rank junior to all indebtedness and other liabilities of Energy Transfer’s existing and future Subsidiaries that are not Subsidiary Guarantors.

As of November 30, 2005, Energy Transfer, excluding its subsidiaries, had $1.5 billion of indebtedness, all of which would have been unsecured, unsubordinated indebtedness consisting entirely of the outstanding notes, Energy Transfer’s 5.95% Senior Notes due 2015 and Energy Transfer’s obligations under the Credit Agreement, and the Subsidiary Guarantors would have had $1.5 billion of indebtedness, all of which would have been unsecured, unsubordinated indebtedness consisting entirely of the guarantees of the outstanding notes, of Energy Transfer’s 5.95% Senior Notes due 2015 and of Energy Transfer’s obligations under the Credit Agreement. Not all of Energy Transfer’s Subsidiaries will guarantee the notes, and, in particular, HOLP and its Subsidiaries, Heritage Holdings, Inc. and the Subsidiaries of La Grange Acquisition, L.P. that own the Vantex System will not guarantee the notes. Substantially all the assets of HOLP and its Subsidiaries are pledged to secure Indebtedness of HOLP and its Subsidiaries. As of November 30, 2005, Energy Transfer’s non-guarantor Subsidiaries had indebtedness and other liabilities (including trade payables) of $514.5 million, all of which is effectively senior to the notes. The indenture does not restrict the ability of the non-guarantor Subsidiaries to incur additional indebtedness or other obligations that will effectively rank senior to the notes. The non-guarantor subsidiaries generated 9% of our consolidated revenues and, after allocating the operating expenses of the partnership to our propane business, 5% of our consolidated operating income for the three months ended November 30, 2005, and held 27% of our consolidated assets at November 30, 2005.

No Sinking Fund

We are not required to make any mandatory redemption or sinking fund payments with respect to the notes.

Certain Covenants

Except as set forth below, neither Energy Transfer nor any of its Subsidiaries is restricted by the indenture from incurring any type of Indebtedness or other obligation, from paying dividends or making distributions on its partnership or other equity interests or purchasing or redeeming its partnership or other equity interests. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require Energy Transfer to repurchase or redeem or otherwise modify the terms of the notes upon a change in control or other events involving Energy Transfer that could adversely affect the creditworthiness of Energy Transfer.

Limitations on Liens. Energy Transfer will not, nor will it permit any of its Subsidiaries to, create, assume, incur or suffer to exist any mortgage, lien, security interest, pledge, charge or other encumbrance (“liens”) upon any Principal Property or upon any capital stock of any Restricted Subsidiary, whether owned on the date of the indenture or thereafter acquired, to secure any Indebtedness of Energy Transfer or any other Person (other than the notes), without in any such case making effective provisions whereby all of the outstanding notes are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness is so secured.

Notwithstanding the foregoing, under the indenture, Energy Transfer may, and may permit any of its Subsidiaries to, create, assume, incur, or suffer to exist without securing the notes (a) any Permitted Lien, (b) any lien upon any Principal Property or capital stock of a Restricted Subsidiary to secure Indebtedness of Energy Transfer or any other Person, provided that the aggregate principal amount of all Indebtedness then outstanding secured by such lien and all similar liens under this clause (b), together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below), does not exceed 10% of Consolidated Net Tangible Assets or (c) any lien upon (i) any Principal Property that was not owned by Energy Transfer or any of its Subsidiaries on the date of the indenture or (ii) the capital stock of any Restricted Subsidiary that owns no Principal Property that was owned by Energy Transfer or any of its Subsidiaries on the date of the indenture, in each case owned by a Subsidiary of Energy Transfer (an “Excluded Subsidiary”) that (A) is not, and is not required to be, a Subsidiary Guarantor and (B) has not granted any liens on any of its property securing Indebtedness with recourse to Energy Transfer or any Subsidiary of Energy Transfer other than such Excluded Subsidiary or any other Excluded Subsidiary.

Restriction on Sale-Leasebacks. Energy Transfer will not, and will not permit any Subsidiary to, engage in the sale or transfer by Energy Transfer or any of its Subsidiaries of any Principal Property to a Person (other than Energy Transfer or a Subsidiary Guarantor) and the taking back by Energy Transfer or its Subsidiary, as the case may be, of a lease of such Principal Property (a “Sale-Leaseback Transaction”), unless:

(1) such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(2) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

(3) Energy Transfer or such Subsidiary would be entitled to incur Indebtedness secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the notes; or

(4) Energy Transfer or such Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of Energy Transfer or any of its Subsidiaries that is not subordinated to the notes or any guarantee, or (b) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of Energy Transfer or its Subsidiaries.

Notwithstanding the foregoing, Energy Transfer may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the preceding paragraph provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Indebtedness (other than the notes) secured by liens other than Permitted Liens upon Principal Properties, does not exceed 10% of Consolidated Net Tangible Assets.

Reports. So long as any notes are outstanding, Energy Transfer will:

•	for as long as it is required to file information with the SEC pursuant to the Exchange Act, file with the trustee, within 15 days after it is required to file with the SEC, copies of the annual reports and of the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act;

•

if it is not required to file reports with the SEC pursuant to the Exchange Act, file with the trustee, within 15 days after it would have been required to file with the SEC, financial statements (and with respect to annual reports, an auditors’ report by a firm of established national reputation) and a

Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what it would have been required to file with the SEC had it been subject to the reporting requirements of the Exchange Act; and

•	if it is required to furnish annual or quarterly reports to its equity holders pursuant to the Exchange Act, it will file these reports with the trustee.

Merger, Consolidation or Sale of Assets. Energy Transfer may, without the consent of the holders of any of the notes, consolidate with or convey, transfer or lease all or substantially all of its assets to, or merge with or into, any partnership, limited liability company or corporation if:

(1) the partnership, limited liability company or corporation formed by or resulting from any such consolidation or merger or to which such assets have been transferred (the “successor”) is Energy Transfer or assumes all of Energy Transfer’s obligations and liabilities under the indenture and the notes;

(2) the successor is organized under the laws of the United States, any state or the District of Columbia;

(3) immediately after giving effect to the transaction no Default or Event of Default has occurred and is continuing; and

(4) Energy Transfer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the indenture.

The successor will be substituted for Energy Transfer in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise the rights and powers of Energy Transfer under the indenture. If Energy Transfer conveys or transfers all or substantially all of its assets, it will be released from all liabilities and obligations under the indenture and under the notes except that no such release will occur in the case of a lease of all or substantially all of its assets.

Events of Default

Each of the following is an Event of Default under the indenture with respect to the notes:

(1) default in any payment of interest on the notes when due, including additional interest payable under the registration rights agreement, continued for 30 days;

(2) default in the payment of principal of or premium, if any, on the notes when due at their stated maturity, upon redemption, upon declaration or otherwise;

(3) failure by Energy Transfer to comply for 60 days after notice with its other covenants or agreements in the indenture;

(4) certain events of bankruptcy, insolvency or reorganization of Energy Transfer or any Subsidiary Guarantor (the “bankruptcy provisions”);

(5) any guarantee ceases to be in full force and effect or is declared null and void or is found to be invalid in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the indenture or its guarantee; or

(6) any Indebtedness of Energy Transfer or any Subsidiary Guarantor is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25,000,000. However, a default under clause (3) of this paragraph will not constitute an Event of Default until the trustee or the holders of at least 25% in principal amount of the outstanding notes notify Energy Transfer of the default and such default is not cured within the time specified in clause (3) of this paragraph after receipt of such notice.

An Event of Default for the notes will not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture, and an Event of Default for any such other series of debt securities will not necessarily constitute an Event of Default for the notes. Further, an event of default under other indebtedness of Energy Transfer or its Subsidiaries will not necessarily constitute a Default or an Event of Default for the notes. If an Event of Default (other than an Event of Default described in clause (4) above) with respect to the notes occurs and is continuing, the trustee by notice to Energy Transfer, or the holders of at least 25% in principal amount of the outstanding notes by notice to Energy Transfer and the trustee, may, and the trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an Event of Default described in clause (4) above occurs, the principal of, premium, if any, and accrued and unpaid interest on the notes will become and be immediately due and payable without any declaration of acceleration or other act on the part of the trustee or any holders.

The holders of a majority in principal amount of the outstanding notes may rescind any acceleration with respect to the notes and annul its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing Events of Default with respect to the notes, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such acceleration, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the trustee if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes, unless such holders have offered to the trustee reasonable indemnity or security against any cost, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of notes may pursue any remedy with respect to the indenture or the notes, unless:

(1) such holder has previously given the trustee notice that an Event of Default with respect to the notes is continuing;

(2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any cost, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the notes. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of notes or that would involve the trustee in personal liability.

The indenture provides that if a Default (that is, an event that is, or after notice or the passage of time would be, an Event of Default) with respect to the notes occurs and is continuing and is known to the trustee, the trustee must mail to each holder of notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on the notes, the trustee may withhold such notice, but only if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders of notes. In addition, Energy Transfer is required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to compliance with all covenants under the indenture and indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. Energy Transfer also is required to deliver to the trustee, within 30 days after the occurrence thereof, an officers’ certificate specifying any Default or Event of Default, its status and what action Energy Transfer is taking or proposes to take in respect thereof.

Amendments and Waivers

Amendments of the indenture may be made by Energy Transfer, the Subsidiary Guarantors and the trustee with the consent of the holders of a majority in principal amount of the notes then outstanding under the indenture (including consents obtained in connection with a tender offer or exchange offer for the notes). However, without the consent of each holder of an affected note, no amendment may, among other things:

(1) reduce the percentage in principal amount of notes whose holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any note;

(3) reduce the principal of or extend the stated maturity of any note;

(4) reduce the premium payable upon the redemption of any note as described above under “—Optional Redemption;”

(5) make any notes payable in money other than U.S. dollars;

(6) impair the right of any holder to receive payment of premium, if any, principal of and interest on such holder’s note on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s note;

(7) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8) release any security that may have been granted in respect of the notes other than in accordance with the indenture; or

(9) release the guarantee of any Subsidiary Guarantor other than in accordance with the indenture or modify its guarantee in any manner adverse to the holders.

The holders of a majority in principal amount of the outstanding notes may waive compliance by Energy Transfer with certain restrictive covenants on behalf of all holders of notes, including those described under “—Certain Covenants — Limitations on Liens” and “— Certain Covenants — Restriction on Sale-Leasebacks.” The holders of a majority in principal amount of the outstanding notes, on behalf of all such holders, may waive any past Default or Event of Default with respect to the notes (including any such waiver obtained in connection with a tender offer or exchange offer for the notes), except a Default or Event of Default in the payment of principal, premium or interest or in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected. A waiver by the holders of notes of compliance with a covenant, a Default or an Event of Default will not constitute a waiver of compliance with such covenant or such Default or Event of Default with respect to any other series of debt securities issued under the indenture to which such covenant, Default or Event of Default applies.

Without the consent of any holder, Energy Transfer, the Subsidiary Guarantors and the trustee may amend the indenture to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor of the obligations of Energy Transfer under the indenture;

(3) provide for uncertificated notes in addition to or in place of certificated notes;

(4) provide for the addition of any Subsidiary as a Subsidiary Guarantor, or to reflect the release of any Subsidiary Guarantor, in either case as provided in the indenture;

(5) secure the notes or a guarantee;

(6) add to the covenants of any Energy Transfer or any Subsidiary Guarantor for the benefit of the holders or surrender any right or power conferred upon Energy Transfer or any Subsidiary Guarantor;

(7) make any change that does not adversely affect the rights under the indenture of any holder;

(8) comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; and

(9) provide for a successor trustee.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, Energy Transfer is required to mail to all holders of notes a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance and Discharge

Energy Transfer at any time may terminate all its obligations under the indenture as it relates to the notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer of or exchange the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

Energy Transfer at any time may terminate its obligations under the covenants described under “— Certain Covenants” (other than “Merger, Consolidation or Sale of Assets”) and the bankruptcy provisions with respect to each Subsidiary Guarantor, the guarantee provision and the cross-acceleration provision described under “—Events of Default” above with respect to the notes (“covenant defeasance”).

Energy Transfer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Energy Transfer exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default. If Energy Transfer exercises its covenant defeasance option for the notes, payment of the notes may not be accelerated because of an Event of Default specified in clause (3), (4) (with respect only to a Subsidiary Guarantor), (5) or (6) under “— Events of Default” above. If Energy Transfer exercises either its legal defeasance option or its covenant defeasance option, each guarantee will terminate with respect to the notes and any security that may have been granted with respect to the notes will be released.

In order to exercise either defeasance option, Energy Transfer must irrevocably deposit in trust (the “defeasance trust”) with the trustee money, U.S. Government Obligations (as defined in the indenture) or a combination thereof for the payment of principal, premium, if any, and interest on the notes to redemption or stated maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

In the event of any legal defeasance, holders of the notes would be entitled to look only to the trust fund for payment of principal of and any premium and interest on their notes until maturity.

Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the notes at the time of their stated maturity, if Energy Transfer exercises its covenant defeasance option for the notes and the notes are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. Energy Transfer would remain liable for such payments, however.

In addition, we may discharge all our obligations under the indenture with respect to the notes, other than our obligation to register the transfer of and exchange notes, provided that we either:

•	deliver all outstanding notes to the trustee for cancellation; or

•	all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption within one year, and in the case of this bullet point we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date.

Book-Entry; Delivery and Form

The new notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The new notes initially will be represented by one or more new notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, as depositary, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

We expect that, pursuant to procedures established by DTC:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of each of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, we, the Subsidiary Guarantors and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Subsidiary Guarantors, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

We expect that, under DTC’s current practice, at the due date of any payment in respect of securities such as the notes, DTC will credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Subsidiary

Guarantors or us. Neither we, the Subsidiary Guarantors nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we, the Subsidiary Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described in “Notice to Investors,” cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the Subsidiary Guarantors, the trustee or any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchanges of Global Notes for Certificated Note

A Global Note is exchangeable for Certificated Notes in minimum denominations of $1,000 and in integral multiples of $1,000, if:

(1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event we fail to appoint a successor depositary within 90 days; or

(2) there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the restrictive legend referred to in “Notice to Investors,” unless that legend is not required by the indenture or applicable law.

Neither we, the Subsidiary Guarantors nor the trustee will be liable for any delay by the depositary or its nominee in identifying the holders of beneficial interests in the Global Notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from the depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Certificated Notes to be issued).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Notice to Investors.”

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the account specified by the depositary. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

If the principal of or any premium or interest on the notes is payable on a day that is not a business day, the payment will be made on the following business day.

Subject to any applicable abandoned property law, the trustee and paying agent will pay to us upon written request any money held by them for payments on the notes that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Concerning the Trustee

The indenture contains certain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in certain other transactions. However, if it acquires any conflicting interest within the meaning of the Trust Indenture Act after a Default has occurred and is continuing, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

If an Event of Default occurs and is not cured or waived, the trustee is required to exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of notes unless they have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities it may incur.

Wachovia Bank, National Association is the trustee under the indenture and has been appointed by Energy Transfer as registrar and paying agent with regard to the notes. The trustee’s address is 5847 San Felipe, Suite 1050, Houston, Texas 77057. The trustee and its affiliates maintain commercial banking and other relationships with Energy Transfer. See “Plan of Distribution” for more information regarding these relationships.

No Personal Liability of Directors, Officers, Employees, Limited Partners and Shareholders

The directors, officers, employees, limited partners and shareholders of Energy Transfer and the General Partner will not have any liability for our obligations under the indenture or the notes. Each holder of notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes.

Governing Law

The indenture, the notes, the guarantees and the registration rights agreement are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

“Attributable Indebtedness,” when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming so such termination.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of Energy Transfer and its consolidated Subsidiaries after deducting therefrom:

(1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

(2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of Energy Transfer and its consolidated Subsidiaries for Energy Transfer’s most recently completed fiscal quarter for which financial statements have been filed with the SEC prepared in accordance with generally accepted accounting principles.

“Credit Agreement” means the Credit Agreement dated as of January 18, 2005, among Energy Transfer, Wachovia Bank, National Association, as Administrative Agent, and the other agents and lenders party thereto as amended by the First Amendment to Credit Agreement dated as of February 24, 2005 and as further amended, restated, refinanced, replaced or refunded from time to time.

“General Partner” means Energy Transfer Partners GP, L.P., a Delaware limited partnership, and its successors as general partner of Energy Transfer.

“Indebtedness” of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money or any guaranty thereof.

“Permitted Liens” means:

(1) liens upon rights-of-way for pipeline purposes;

(2) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto and which do not in the aggregate materially adversely affect the value of the properties encumbered thereby or materially impair their use in the operation of the business of Energy Transfer and its Subsidiaries;

(3) rights reserved to or vested by any provision of law in any municipality or public authority to control or regulate any of the properties of Energy Transfer or any Subsidiary or the use thereof or the rights and interests of Energy Transfer or any Subsidiary therein, in any manner under any and all laws;

(4) rights reserved to the grantors of any properties of Energy Transfer or any Subsidiary, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

(5) any statutory or governmental lien or lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar lien incurred in the ordinary course of business which is not more than sixty (60) days past due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

(6) any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(7) liens for taxes and assessments which are (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity or amount of which is being contested at the time by Energy Transfer or any of its Subsidiaries in good faith by appropriate proceedings;

(8) liens of, or to secure performance of, leases, other than capital leases;

(9) any lien in favor of Energy Transfer or any Subsidiary Guarantor;

(10) any lien upon any property or assets of Energy Transfer or any Subsidiary in existence on the date of the initial issuance of the notes;

(11) any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(12) liens in favor of any person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute, provided that such obligations do not constitute Indebtedness; or any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations, and other obligations of a like nature incurred in the ordinary course of business;

(13) any lien upon any property or assets created at the time of acquisition of such property or assets by Energy Transfer or any of its Subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition;

(14) any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Indebtedness incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide finds for any such purpose;

(15) any lien upon any property or assets existing thereon at the time of the acquisition thereof by Energy Transfer or any of its Subsidiaries and any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary of Energy Transfer by acquisition, merger or otherwise; provided that, in each case, such lien only encumbers the property or assets so acquired or owned by such Person at the time such Person becomes a Subsidiary;

(16) liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which Energy Transfer or the applicable Subsidiary has not exhausted its appellate rights;

(17) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (1) through (16) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of Energy Transfer or its Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

(18) any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Indebtedness of Energy Transfer or any of its Subsidiaries.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means, whether owned or leased on the date of the initial issuance of the notes or thereafter acquired:

(1) any pipeline assets of Energy Transfer or any of its Subsidiaries, including any related facilities employed in the gathering, transportation, distribution, storage or marketing of natural gas, refined petroleum products, natural gas liquids and petrochemicals, that are located in the United States of America or any territory or political subdivision thereof; and

(2) any processing, compression, treating, blending or manufacturing plant or terminal owned or leased by Energy Transfer or any of its Subsidiaries that is located in the United States or any territory or political subdivision thereof, except in the case of either of the preceding clauses (1) or (2):

(a) any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles;

(b) any such assets which, in the opinion of the board of directors of the General Partner are not material in relation to the activities of Energy Transfer and its Subsidiaries taken as a whole; and

(c) any assets used primarily in the conduct of the retail propane marketing business conducted by Heritage Operating, L.P. and its Subsidiaries.

“Restricted Subsidiary” means any Subsidiary owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.

“Subsidiary” means, with respect to any Person, any corporation, association or business entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof.

“Subsidiary Guarantor” means each Subsidiary of Energy Transfer that executes the indenture as a guarantor and each other Subsidiary of Energy Transfer that thereafter guarantees the notes pursuant to the terms of the indenture but only so long as such Subsidiary is a guarantor with respect to the notes on the terms provided for in the indenture.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the exchange of outstanding notes for new notes pursuant to the exchange offer and the ownership and disposition of the new notes by holders who acquire the new notes pursuant to the exchange offer. This discussion does not purport to be a complete analysis of all the potential tax consequences relating to the new notes. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant either to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as controlled foreign corporations, passive foreign investment companies, financial institutions, regulated investment companies, real estate investment trusts, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, holders whose functional currency is not the U.S. dollar, tax-exempt organizations, partnerships and pass-through entities, and persons holding the new notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. Moreover, neither the effect of any applicable state, local or foreign tax laws nor the possible application of federal estate and gift taxation or the alternative minimum tax is discussed. The discussion deals only with new notes held as “capital assets” within the meaning of Section 1221 of the Code. If a partnership or other entity treated for tax purposes as a partnership holds the new notes, the tax treatment of a partner thereof generally will depend on the status of the partner and the activities of the partnership. Each partner of a partnership holding new notes should consult its tax advisor as to the tax consequences of the partnership of owning and disposing of the new notes. In addition, this discussion is limited to persons who purchased the outstanding notes for cash at original issue and at their “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes are sold for cash) and who are exchanging such outstanding notes for the new notes pursuant to the exchange offer.

The discussion herein does not foreclose the possibility of a contrary decision by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future. We have not sought and will not seek any rulings from the IRS with respect to the matters discussed herein.

HOLDERS OF OUTSTANDING NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER (AND TO HOLDING AND DISPOSING OF THE NEW NOTES) IN LIGHT OF TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Exchange Offer

The exchange of the outstanding notes for new notes will not constitute a taxable exchange. As a result, (1) a United States Holder will not recognize a taxable gain or loss as a result of exchanging outstanding notes for new notes under the terms of the exchange offer; (2) the holding period of the new notes received should include the holding period of the outstanding notes exchanged therefor; and (3) the adjusted tax basis of the new notes received will be the same as the adjusted tax basis, immediately before such exchange, of the outstanding notes exchanged therefor.

As used herein, “United States Holder” means a beneficial owner of the new notes that is:

•	an individual that is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, was treated as a United States person prior to such date and has elected to continue to be treated as a United States person.

United States Holders

Interest

Payments of stated interest on the new notes generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such United States Holder’s method of accounting for U.S. federal income tax purposes.

On an optional redemption, we may be obligated to pay amounts in excess of stated interest or principal on the new notes. According to Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a United States Holder recognizes if there is only a remote chance as of the date the notes were issued that such payments will be made. As we believe that the likelihood that we will be obligated to make any such payments is remote, we do not intend to treat the potential payment of a premium pursuant to the optional redemption provision as part of the yield to maturity of any new notes. Our determination that these contingencies are remote is binding on a United States Holder, unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations, but is not binding on the IRS. Were the IRS to challenge this determination, a United States Holder might be required to accrue income on its new notes in excess of stated interest and prior to the receipt of cash under the “original issue discount” rules, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a new note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a United States Holder. If we pay a premium pursuant to the optional redemption, United States Holders will be required to recognize such amounts as income at the time received or accrued in accordance with the United States Holder’s method of accounting.

Sale or Other Taxable Disposition of the New Notes

In general, a United States Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a new note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income if not previously included in such holder’s income) and the United States Holder’s adjusted tax basis in the new note. A United States Holder’s adjusted basis in a new note generally will be the United States Holder’s cost of such new note. This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the United States Holder’s holding period for the new note is more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. The deductibility of any capital loss is subject to limitation.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to payments of interest and principal on the new notes to United States Holders and the receipt of proceeds upon the sale or other disposition of new notes by United States Holders. A United States Holder may be subject to a backup withholding tax (currently at a rate of 28%) upon the receipt of interest and principal payments on the new notes or upon the receipt of proceeds upon the sale or other disposition of such new notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting and backup withholding. A United States Holder will be subject to this backup withholding tax if such holder is not otherwise exempt and such holder:

•	fails to furnish its taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that it has failed to properly report payments of interest or dividends; or

•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the United States Holder that it is subject to backup withholding.

United States Holders should consult their tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

We will furnish annually to the IRS, and to record holders of the new notes to whom we are required to furnish such information, information relating to the amount of interest paid and the amount of tax withheld, if any, with respect to payments on the new notes.

Non-United States Holders

The following summary is a general description of certain United States federal income tax consequences to a non-United States Holder (which, for purposes of this discussion, means a holder of a new note that is an individual, corporation or other entity taxable as a corporation for United States federal income tax purposes, estate or trust and that is not a United States Holder as defined above).

Interest Payments

United States tax law generally imposes a withholding tax of 30% in respect of interest payments to foreign holders. Subject to the discussions of “—Backup Withholding and Information Reporting” below, interest paid to a non-United States Holder will not be subject to U.S. federal withholding tax of 30% (or, if applicable, a lower treaty rate), provided that:

•	such interest is not effectively connected with the non-United States Holder’s conduct of a U.S. trade or business;

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the capital or profits interest in us;

•	such holder is not a controlled foreign corporation that is directly or indirectly related to us through stock ownership;

•	such holder is not a bank that received such note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (1) the non-United States Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Code and provides its name and address (generally on IRS Form W-8 BEN), or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the new notes on behalf of the non-United States Holder certifies to us or our paying agent under penalties of perjury that it has received from the non-United States Holder a statement, under penalties of perjury, that such holder is not a “United States person” and provides us or our paying agent with a copy of such statement or (3) the non-United States Holder holds its new notes through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a non-United States Holder may be entitled to a reduction in, or exemption from, withholding tax on interest under a tax treaty between the United States and the non-United States Holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-United States Holder must generally complete IRS Form W-8 BEN and claim the reduction or exemption on the form.

The certification requirements described above may require a non-United States Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its U.S. taxpayer identification number.

Prospective investors should consult their tax advisors regarding the certification requirements for non-United States persons.

Sale or Other Taxable Disposition of the New Notes

Subject to the discussion of “—United States Trade or Business” below, a non-United States Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a new note. However, a non-United States Holder may be subject to tax on such gain if such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

United States Trade or Business

If interest or gain from a disposition of the new notes is effectively connected with a non-United States Holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies and the non-United States Holder maintains a U.S. “permanent establishment” to which the interest or gain is generally attributable), the non-United States Holder may be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the new notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a new note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty.

Backup Withholding and Information Reporting

Generally, we must report to the IRS and to each non-United States Holder the amount of interest paid to such non-United States Holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-United States Holder resides under the provisions of an applicable income tax treaty. Backup withholding generally will not apply to payments of principal and interest made by us or our paying agent on a new note to a non-United States Holder if the non-United States Holder has provided the required certification that it is not a United States person (provided that neither we nor our agents have actual knowledge or reason to know that the holder is a United States person).

Information reporting and, depending on the circumstances, backup withholding may apply to the proceeds of a sale of new notes made within the United States or conducted through certain United States-related financial intermediaries, unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that the non-United States Holder is a United States person), or the non-United States Holder otherwise establishes an exemption.

Non-United States Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if we or our agent (or other payor) knows or has reasons to know that the certification is false. Any amounts withheld under the backup withholding rules from a payment to a non-United States Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be claimed as a refund, provided the required information is furnished timely to the IRS.

PLAN OF DISTRIBUTION

Based on interpretations by the staff set forth in no-action letters issued to third parties, we believe that a holder, other than a person that is an affiliate of ours within the meaning of Rule 405 under the Securities Act or a broker dealer registered under the Exchange Act that purchases notes from us to resell in compliance with Rule 144A under the Securities Act or any other exemption, that exchanges in the registered exchange offer outstanding notes for new notes in the ordinary course of business and that is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the new notes will be allowed to resell the new notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires new notes in the exchange offer for the purpose of distributing or participating in a distribution of the new notes, such holder cannot rely on the position of the staff enunciated in Exxon Capital Holdings Corporation or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of new notes obtained by such holder in exchange for outstanding notes acquired by such holder directly from us or an affiliate thereof, unless an exemption from registration is otherwise available. Any holder that is an affiliate of ours and broker-dealers that acquired the outstanding notes directly from us to resell pursuant to Rule 144A under the Securities Act or any other available exemption are not eligible to participate in the registered exchange offer and may only exchange their outstanding notes for new notes pursuant to a separate transaction with us exempt from the registration requirements of the Securities Act. Any new notes issued by us outside of the registered exchange offer will be deemed restricted securities and holders thereof must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

As contemplated by the above no-action letters and the registration rights agreement, each holder accepting the exchange offer is required to represent to us in the letter of transmittal that they:

•	are not an affiliate of ours;

•	are not participating in, and do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the outstanding notes or the new notes;

•	are acquiring the new notes in the ordinary course of business; and

•	if they are a broker dealer, they will receive the new notes for their own account in exchange for the outstanding notes that were acquired as a result of market-making activities or other trading activities. Each broker dealer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

Any broker dealer registered under the Exchange Act who holds outstanding notes that were acquired for its own account as a result of market-making activities or other trading activities, other than outstanding notes acquired directly from us or any affiliate of ours, may exchange such outstanding notes for new notes pursuant to the exchange offer; however, such broker dealer may be deemed an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes received by it in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery by such broker dealer of this prospectus, as it may be amended or supplemented from time to time. We have agreed to use our reasonable best efforts to cause the registration statement, of which this prospectus is a part, to remain continuously effective for a period of 180 days from the exchange date, and to make this prospectus, as amended or supplemented, available to any such broker dealer for use in connection with resales. Any broker dealer participating in the exchange offer will be required to acknowledge that it will deliver a prospectus in connection with any resales of new notes received by it in the exchange offer. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

We will not receive any proceeds from any sale of new notes by a broker dealer. Registered notes received by broker dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker dealers and/or the purchasers of any such new notes. Any broker dealer that resells new notes that were received by it for its own account in the exchange offer and any broker dealer that participates in a distribution of such new notes may be deemed to be an underwriter within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, other than commissions and concessions of broker dealers, and will indemnify the holders of the outstanding notes, including any broker dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes offered hereby will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois.

EXPERTS

Grant Thornton LLP has issued their reports dated November 8, 2005 accompanying i) management’s assessment of the effectiveness of internal control over financial reporting of Energy Transfer Partners, L.P. as of August 31, 2005; ii) the consolidated financial statements of Energy Transfer Partners, L.P. as of August 31, 2005 and 2004 and for each of the two years in the period ended August 31, 2005 and for the eleven months ended August 31, 2003; iii) the consolidated balance sheet of Energy Transfer Partners GP, L.P. as of August 31, 2005; and iv) the consolidated balance sheet of Energy Transfer Partners, L.L.C. as of August 31, 2005; Grant Thornton LLP has also issued their report dated December 6, 2005 accompanying the consolidated financial statements of HPL Consolidation LP as of August 31, 2005 and for the periods from January 26, 2005 through August 31, 2005 and January 1, 2005 through January 25, 2005, all included in the Annual Report of Energy Transfer Partners, L.P. on Form 10-K/A for the year ended August 31, 2005 and incorporated by reference in the Registration Statement in reliance upon the authority of said firm as experts in giving such reports.

The financial statements of HPL Consolidation LP as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, incorporated in this prospectus by reference from Energy Transfer Partners, L.P.’s Annual Report on Form 10-K/A for the year ended August 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Introduction

Following is Energy Transfer Partners, L.P.’s (“Energy Transfer”) unaudited pro forma consolidated statement of operations for the year ended August 31, 2005.

The unaudited pro forma consolidated statement of operations gives pro forma effect to the following transaction: on January 26, 2005, Energy Transfer acquired a controlling interest in the company that owned the Houston Pipeline System (the “HPL System”) from subsidiaries of American Electric Power Company, or AEP. Under the terms of the transaction, La Grange Acquisition, L.P. (“ETC OLP”) acquired the 1% general partner interest and a 97% limited partner interest in HPL Consolidation LP for approximately $825.0 million, subject to working capital adjustments, and financed the acquisition through a combination of sources, including borrowings under our revolving credit facility and a private placement of our common units with institutional investors. In addition, the payment for the inventory of working gas stored in the Bammel natural gas storage facility was financed through a short term borrowing of approximately $175 million from a related party, which was repaid by May 2005. This acquisition and related financings are referred to as the “HPL Acquisition”.

The unaudited pro forma consolidated statement of operations is provided for informational purposes only and should be read in conjunction with the audited consolidated financial statements of the respective entities, all incorporated by reference in this Prospectus.

The following unaudited pro forma consolidated statement of operations is based on certain assumptions and does not purport to be indicative of the results which actually would have been achieved if the HPL Acquisition had been consummated on the date indicated. Moreover, they do not project Energy Transfer’s results of operations for any future period.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended August 31, 2005

(In thousands, except unit and per unit data)

	Energy Transfer	HPL System	Adjustments for Acquisition		Pro Forma for Acquisition
REVENUES:
Midstream, transportation and storage	$5,383,625	$1,668,224	$—		$7,051,849
Propane	709,904	—	—		709,904
Other	75,269	—	—		75,269

Total revenues	6,168,798	1,668,224	—		7,837,022

COSTS AND EXPENSES:
Cost of products sold	5,381,515	1,582,748	—		6,964,263
Operating expenses	319,554	27,217	—		346,771
Depreciation and amortization	92,943	4,953	4,196	(a)	102,092
Selling, general and administrative	62,735	8,974	—		71,709

Total costs and expenses	5,856,747	1,623,892	4,196		7,484,835

OPERATING INCOME (LOSS)	312,051	44,332	(4,196)		352,187
OTHER INCOME (EXPENSE):
Interest expense	(93,017)	(866)	(16,042	)(b)	(109,925)
Loss on extinguishment of debt	(9,550)				(9,550)
Equity in earnings of affiliates	(376)	(16)			(392)
Loss on disposal of assets	(330)	—	—		(330)
Interest income and other	631	4,390	—		5,021

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST AND INCOME TAXES	209,409	47,840	(20,238)		237,011
Minority interests	(731)	—	(552	)(c)	(1,283)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	208,678	47,840	(20,790)		235,728
Income tax (expense) benefit	(7,295)	(15,608)	15,608	(d)	(7,295)

INCOME (LOSS) FROM CONTINUING OPERATIONS	201,383	$32,232	$(5,182)		$228,433

GENERAL PARTNER’S INTEREST IN INCOME FROM CONTINUING OPERATIONS	26,195				43,797

LIMITED PARTNERS’ INTEREST IN INCOME FROM CONTINUING OPERATIONS	$175,188				$184,636

BASIC INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$1.79				$1.79
BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	97,646,351				102,867,050
DILUTED INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$1.79				$1.79
DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	97,900,277				103,120,976

1. Basis of Presentation and Other Transactions

The unaudited pro forma consolidated statement of operations does not give any effect to any restructuring cost, potential cost savings, or other operating efficiencies that are expected to result from the HPL Acquisition. The unaudited pro forma consolidated statement of operations is based on certain assumptions and do not purport to be indicative of the results which actually would have been achieved if the HPL Acquisition had been consummated on the date indicated or which may be achieved in the future. Moreover, it does not project Energy Transfer’s results of operations for any future period. The purchase accounting adjustments made in connection with the development of the unaudited pro forma consolidated financial statements with respect to the HPL Acquisition are preliminary and have been made solely for purposes of presenting such pro forma financial information.

The historical financial information is derived from the historical financial statements of Energy Transfer Partners and HPL Consolidation LP. The unaudited pro forma consolidated financial statements give effect to a two-for-one split for each class of Energy Transfer’s limited partner units that was effective on March 15, 2005 to unitholders on record as of February 28, 2005.

It has been assumed that for purposes of the unaudited pro forma consolidated statement of operations for the year ended August 31, 2005, the HPL Acquisition described below occurred on September 1, 2004, and the unaudited pro forma consolidated statement of operations for the year ended August 31, 2005 consolidates the historical results of operations for Energy Transfer for the year ended August 31, 2005 and of HPL for the five months ended January 31, 2005, after giving effect to pro forma adjustments. Included in the results of operations of HPL for the five months ended January 31, 2005 was approximately $1.8 million related to the reduction of certain environmental and legal accrued liabilities. The reduction was accounted for as a change in estimate. The results of operations of HPL are included in the consolidated statement of operations of ETP from the date of acquisition.

On January 26, 2005, Energy Transfer acquired a controlling interest in the company that owns the Houston Pipeline System (the “HPL System”) from subsidiaries of American Electric Power Company, or AEP. Under the terms of the transaction, ETC OLP acquired the 1% general partner interest and a 97% limited partner interest in HPL Consolidated LP for approximately $825.0 million, subject to working capital adjustments, and financed the acquisition through a combination of sources, including borrowings under our revolving credit facility and a private placement of our common units with institutional investors. In addition, the payment for the inventory of working gas stored in the Bammel natural gas storage facility was financed through a short term borrowing of approximately $175 million from a related party, which was recently repaid by May 2005. This acquisition and the related financings are referred to as the “HPL Acquisition.”

The HPL Acquisition is accounted for as a business combination using the purchase method of accounting in accordance with the provisions of SFAS No. 141. The estimated purchase price was determined as follows (in thousands):

Cash paid	$1,039,712
Assumed liabilities	343,863
Estimated acquisition costs	800

Estimated purchase price	$1,384,375

For purposes of this pro forma analysis, the purchase price of the HPL transaction has been allocated using the acquisition methodology used by Energy Transfer when evaluating potential acquisitions. Early indications are that the purchase price may be assigned to depreciable fixed assets or amortizable, intangible assets or tangible assets as opposed to non-amortizable goodwill. Management of Energy Transfer has engaged an appraisal firm to perform the asset appraisal in order to develop a definitive allocation of the purchase price. As a result, the final purchase price allocation may differ from our preliminary allocation. To the extent that the final allocation will result in an allocation to goodwill, this amount would not be subject to amortization, but would be subject to an annual impairment testing and if necessary, written-down to a lower fair value should circumstances warrant. However, management does not anticipate that the final valuation will be materially different than the preliminary allocation.

During the third fiscal quarter of 2005, Energy Transfer completed a verification of the working gas inventory contained in the storage facilities it had acquired in connection with the HPL acquisition and has adjusted the preliminary allocation of the purchase price to reflect the verified amounts. Energy Transfer has also adjusted the preliminary allocations to reflect working capital settlements with AEP occurring in the fourth fiscal quarter of 2005. On November 10, 2005, Energy Transfer reached a settlement agreement with AEP related to the inventory and working capital matters, and the terms of the agreement were not material in relation to Energy Transfer’s financial position, results of operations or cash flows. Further adjustments may be necessary to reflect the final purchase price allocation which will be based, in part, on the independent appraisal.

The allocation to assets acquired and liabilities assumed is as follows (in thousands):

Current assets	$462,172
Property, plant and equipment, including construction in progress	823,360
Other assets	64,680
Current liabilities	(283,957)
Other liabilities	(60,706)

$1,005,549

2. Pro Forma Adjustments (in thousands except for per unit data)

(a) Reflects the additional depreciation related to the step-up of net book value of property, plant and equipment having estimated useful lives ranging from 5-65 years, which occurred in the HPL Acquisition. The estimated weighted average useful life was 45 years.

(b) Reflects additional interest expense on $475.0 million of borrowings under Energy Transfer’s credit facility and $174.6 million of borrowings from an affiliate to finance the HPL Acquisition. The borrowings have an interest rate of 5.48% and 5.61%, respectively. Includes amortization of loan origination costs of $3.1 million.

(c) Reflects a 2% minority interest adjustment related to AEP’s retained limited partnership interest in HPL. On November 10, 2005, Energy Transfer purchased the remaining 2% limited partner interest in HPL, that it did not already own, from AEP for $16.6 million in cash. As a result, HPL became a wholly-owned subsidiary of Energy Transfer.

(d) Eliminates income tax expense as the assets acquired in the HPL Acquisitions are now owned by a non-taxable limited partnership.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware Limited Partnerships. Energy Transfer Partners, L.P., ETC Oasis GP, LP, Energy Transfer Fuel, LP, HP Houston Holdings, L.P., HPL Consolidation LP, HPL Asset Holdings LP, HPL Leaseco LP, Houston Pipe Line Company LP, HPL Resources Company LP and HPL Gas Marketing LP are partnerships organized under the laws of the State of Delaware. The partnership agreement of Energy Transfer Partners, L.P. provides that the partnership will indemnify (i) its general partner, any departing partner (as defined therein), any person who is or was an affiliate of its general partner or any departing partner, (ii) any person who is or was a director, officer, employee, agent or trustee of the partnership, (iii) any person who is or was an officer, director, employee, agent or trustee of its general partner or any departing partner or any affiliate of its general partner or any departing partner, or (iv) any person who is or was serving at the request of its general partner or any departing partner or any affiliate of its general partner or any departing partner as an officer, director, employee, partner, agent, fiduciary or trustee of another person (each, an “Indemnitee”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint and several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as any of the foregoing; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of the partnership, and the general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to each applicable partnership to enable it to effectuate, such indemnification. Energy Transfer Partners, L.P. is authorized to purchase (or to reimburse the general partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with each of the partnerships activities, regardless of whether each of the applicable partnerships would have the power to indemnify such person against such liabilities under the provisions described above.

The partnership agreement of HP Houston Holdings, L.P. provides that the partnership will indemnify and hold harmless all indemnitees to the fullest extent permitted by law, but subject to the limitations expressly provided in the partnership agreement, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee; provided, that in each case the indemnitee acted in good faith and in a manner that such indemnitee reasonably believed to be in, or (in the case of a person other than the general partner) not opposed to, the best interests of the partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to the partnership agreement shall be made only out of the assets of the partnership, it being agreed that the general partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the partnership to enable it to effectuate such indemnification. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an indemnitee who is indemnified pursuant to the provisions described above in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the partnership of any undertaking by or on behalf of the indemnitee to repay such amount if it shall be determined that the indemnitee is not entitled to be indemnified as authorized in the indemnification provisions of the partnership agreement.

The indemnification provided by the partnership agreement shall be in addition to any other rights to which an indemnitee may be entitled under any agreement, pursuant to any vote of the partners, as a matter of law or otherwise, both as to actions in the indemnitee’s capacity as an indemnitee and as to actions in any other capacity, and shall continue as to an indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the indemnitee. The partnership may purchase and maintain (or reimburse the general partner or its affiliates for the cost of) insurance, on behalf of the general partner, its affiliates and such other persons as the general partner shall determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the partnership’s activities or such person’s activities on behalf of the partnership, regardless of whether the partnership would have the power to indemnify such person against such liability under the provisions of the partnership agreement.

Delaware Corporations. Oasis Pipe Line Company, Oasis Pipe Line Finance Company, Oasis Partner Company and Oasis Pipe Line Management Company (collectively, the “Delaware Corporation Guarantors”) are corporations organized under the laws of the State of Delaware. Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. The certificate of incorporation of each of the Delaware Corporation Guarantors provides that, to the fullest extent of Delaware law, no director shall be liable to Oasis Pipe Line Company, Oasis Pipe Line Finance Company, Oasis Partner Company or Oasis Pipe Line Management Company, as applicable, or any of their stockholders for monetary damages for breach of fiduciary duty as a director. However, any person may only be indemnified in connection with a proceeding initiated by such indemnitee if such proceeding was authorized by the board of directors of the applicable Delaware Corporation Guarantor.

Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (i) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (ii) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by the certificate of incorporation or the bylaws of any of the Delaware Corporations, a vote of stockholders or disinterested directors, agreement or otherwise.

Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

Delaware Limited Liability Companies. Energy Transfer Fuel GP, LLC, HPL Holdings GP, L.L.C., HPL Storage GP LLC, HPL GP, LLC and HPL Houston Pipe Line Company, LLC are limited liability companies organized under the laws of the State of Delaware. Under the Delaware Limited Liability Company Act, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of each of Houston Pipe Line Company, LLC, HPL Storage GP LLC and HPL GP, LLC explicitly states that unless otherwise prohibited by law, each company shall indemnify and hold harmless the managers, member and officers of such company and the officers, managers, directors, and employees of the member, and their respective successors from any claim, loss, expense, liability, action or damage resulting from any act or omission performed by or on behalf of or omitted by such person in their capacity as a manager, member or officer of such company, including, without limitation, reasonable costs and expenses of their attorneys engaged in defense of any such act or omission; provided, however, that such persons shall not be indemnified or held harmless for any act or omission that is in violation of any of the provisions of the respective limited liability company agreement or that constitutes fraud, gross negligence or willful misconduct. Any indemnification pursuant to the respective limited liability company agreements shall be made only out of the assets of the respective company. To the fullest extent permitted by law, expenses (including legal fees) incurred by any person in defending any claim, demand, action, suit or proceeding with respect to which such person is entitled to indemnification under the provisions described above shall, from time to time, be advanced by the respective company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such company of an undertaking by or on behalf of such person, secured by adequate collateral, to repay such amount if it shall be determined that the indemnitee is not entitled to be indemnified as authorized in the provisions described above. Each company may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it and may also procure insurance, in such amounts as the respective board of managers may determine, on behalf of any person who is or was a manager, officer, employee, or agent of such company, or is or was serving at the request of such company as a manager, director, officer, employee, or agent of another company, corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against or incurred by him or her in any such capacity or arising from his or her status as such, whether or not such company would have power to indemnify him or her against such liability under the provisions described above.

The operating agreement of HPL Holdings GP, L.L.C. explicitly states that the company shall indemnify each manager and officer from any and all claims, demands and actions of every kind and nature whatsoever which may arise out of or by reason of the manager’s and officer’s performance of his duties and responsibilities as contained in the certificate of formation of the company, the operating agreement, or the Delaware Limited Liability Company Act, except liabilities arising (i) as a result of a breach of any provisions of the operating agreement, (ii) for any breach of the manager’s or officer’s duty of loyalty to the company or to its members, (iii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and (iv) for any transaction from which the manager and officer derived an improper personal benefit.

Texas Limited Partnerships. La Grange Acquisition, L.P., ET Company I, Ltd., Chalkley Transmission Company, Ltd., Whiskey Bay Gathering Company, Ltd., Whiskey Bay Gas Company, Ltd., Texas Energy Transfer Company, Ltd., ETC Texas Pipeline, Ltd., ETC Texas Processing, Ltd., ETC Katy Pipeline, Ltd., ETC Gas Company, Ltd., ETC Marketing, Ltd., Oasis Pipeline, LP and Oasis Pipe Line Company Texas L.P. are limited partnerships organized under the laws of the State of Texas. The Texas Revised Limited Partnership Act

allows a Texas limited partnership to indemnify any general partner, limited partner, employee or agent of the partnership who was, is or is threatened to be made a defendant or respondent in a proceeding if the person (1) acted in good faith; (2) reasonably believed (a) in the case of conduct in that person’s official capacity as a general partner, limited partner, employee or agent of the partnership, that the person’s conduct was in the best interest of the limited partnership, and (b) in all other cases, that the person’s conduct was at least not opposed to the partnership’s best interests, and (3) in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

The partnership agreement of Oasis Pipe Line Company Texas L.P. explicitly provides that Oasis Pipe Line Company Texas L.P. shall indemnify, defend and hold harmless its general partner and all of its general partner’s shareholders, directors, officers, agents, representatives and employees to the fullest extent permitted under the Texas Revised Limited Partnership Act, so long as such person’s conduct did not constitute fraud, gross negligence, willful or wanton misconduct or a willful breach of such person’s fiduciary duties.

Texas Limited Liability Companies. LA GP, LLC, Five Dawaco, LLC, TETC, LLC, LG PL, LLC, LGM, LLC and ETC Oasis GP, LLC (collectively, the “Texas LLC Guarantors”) are limited liability companies organized under the laws of the State of Texas. Section 2.20 of the Texas Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or in its regulations, a limited liability company has the power to indemnify managers, officers and other persons and purchase and maintain liability insurance for such persons.

The limited liability company agreements of each of LA GP, LLC, LG PL, LLC, LGM, LLC and ETC Oasis GP, LLC provides that no member, officer, director, manager, employee or agent of the applicable Texas LLC Guarantor and no employee, representative, agent or affiliate of such Texas LLC Guarantor shall be liable for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the applicable Texas LLC Guarantor and in a manner reasonably believed to be within the scope of the authority conferred on such person by the limited liability company agreement of the applicable Texas LLC Guarantor, except that such person shall be liable for any such loss, damage or claim incurred by reason of willful misconduct, bad faith, active or deliberate dishonesty or personal gain to which such person was not legally entitled. The limited liability company agreements of each of LA GP, LLC, LG PL, LLC, LGM, LLC and ETC Oasis GP, LLC provide further provide that each such person is entitled to indemnification from the applicable Texas LLC Guarantor for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the applicable Texas LLC Guarantor and in a manner reasonably believed to be within the scope of the authority conferred on such person by the applicable limited liability company agreement, except that no person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person’s willful misconduct, bad faith, active or deliberate dishonesty or personal gain to which such person was not legally entitled. In addition, all reasonable expenses incurred by any person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the applicable Texas LLC Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to pay such amount if it is determined that the person is not entitled to indemnification pursuant to the terms of the applicable limited liability company agreement. Any rights to indemnification arising under the respective limited liability company agreements of the applicable Texas LLC Guarantors are limited to the assets of the applicable Texas LLC Guarantor, and no member of any of the applicable Texas LLC Guarantors shall have personal liability for any such indemnification obligations pursuant to the terms of the limited liability company agreements of each of LA GP, LLC, LG PL, LLC, LGM, LLC and ETC Oasis GP, LLC.

The articles of organization and the limited liability company agreement of each of Five Dawaco, LLC and TETC, LLC provide that each person who was or is made a party to or is threatened to be made a party to, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative, by reason of the fact that such person is or was a manager, member or officer of Five Dawaco, LLC or TETC, LLC, as applicable, or is or was serving at the request of Five Dawaco, LLC or TETC, LLC, as applicable, as a manager, member, officer, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceedings is alleged action in an official capacity as a manager, member, officer, employee or agent or in any other capacity while serving as a manager, member, officer, employee or agent, must be indemnified and held harmless by Five Dawaco, LLC or TETC LLC, as applicable, to the full extent authorized by the Texas Limited Liability Company Act and the Texas Business Corporation Act against all expense, liability and loss (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. However, Five Dawaco, LLC or TETC, LLC, as applicable, may only indemnify any such person in connection with a proceeding initiated by such person if such proceeding was authorized by the manager(s) or members of Five Dawaco, LLC or TETC, LLC, as applicable. Any advancement of expenses incurred by a manager, member or officer who is an indemnitee of either of Five Dawaco, LLC or TETC, LLC, as applicable, may be made only upon delivery of a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the Texas Limited Liability Company Act and the Texas Business Corporation Act and a written undertaking to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following documents are filed herewith or incorporated herein by reference.

	Exhibit Number	Description
(1)	3.1	Agreement of Limited Partnership of Heritage Propane Partners, L.P.

(8)	3.1.1	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.

(13)	3.1.2	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.

(16)	3.1.3	Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.

(16)	3.1.4	Amendment No. 4 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.

(21)	3.1.5	Amendment No. 5 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.

(21)	3.1.6	Amendment No. 6 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.

(34)	3.1.7	Amendment No. 7 to Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P.

(1)	3.2	Agreement of Limited Partnership of Heritage Operating, L.P.

(10)	3.2.1	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Heritage Operating, L.P.

(16)	3.2.2	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Heritage Operating, L.P.

	Exhibit Number	Description

(21)	3.2.3	Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Heritage Operating, L.P.

(21)	3.3	Amended Certificate of Limited Partnership of Energy Transfer Partners, L.P.

(15)	3.4	Amended Certificate of Limited Partnership of Heritage Operating, L.P.

(17)	4.1	Registration Rights Agreement for Limited Partner Interests of Heritage Propane Partners, L.P.

(21)	4.2	Unitholder Rights Agreement dated January 20, 2004 among Heritage Propane Partners, L.P., Heritage Holdings, Inc., TAAP LP and La Grange Energy, L.P.

(27)	4.3	Indenture, dated January 18, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

(28)	4.4	First Supplemental Indenture, dated January 18, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

(36)	4.5	Second Supplemental Indenture dated as of February 24, 2005 to Indenture dated as of January 18, 2005.

(37)	4.6	Notation of Guaranty

(29)	4.7	Registration Rights Agreement, dated January 18, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and the initial purchasers party thereto.

(38)	4.8	Joinder to Registration Rights Agreement, dated February 24, 2005, among Energy Transfer Partners, L.P., the Subsidiary Guarantors and Wachovia Bank, National Association, as trustee.

(40)	4.9	Third Supplemental Indenture, dated July 29, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

(41)	4.10	Registration Rights Agreement, dated July 29, 2005, among Energy Transfer Partners, L.P., the subsidiary guarantors named therein and the initial purchasers party thereto.

(*)	5.1	Legal Opinion of Winston & Strawn LLP regarding the validity of the issuance of the 5.65% Senior Notes due 2012.

(1)	10.2	Form of Note Purchase Agreement (June 25, 1996).

(2)	10.2.1	Amendment of Note Purchase Agreement (June 25, 1996) dated as of July 25, 1996.

(3)	10.2.2	Amendment of Note Purchase Agreement (June 25, 1996) dated as of March 11, 1997.

(5)	10.2.3	Amendment of Note Purchase Agreement (June 25, 1996) dated as of October 15, 1998.

(6)	10.2.4	Second Amendment Agreement dated September 1, 1999 to June 25, 1996 Note Purchase Agreement.

(9)	10.2.5	Third Amendment Agreement dated May 31, 2000 to June 25, 1996 Note Purchase Agreement and November 19, 1997 Note Purchase Agreement.

(8)	10.2.6	Fourth Amendment Agreement dated August 10, 2000 to June 25, 1996 Note Purchase Agreement and November 19, 1997 Note Purchase Agreement.

(11)	10.2.7	Fifth Amendment Agreement dated as of December 28, 2000 to June 25, 1996 Note Purchase Agreement, November 19, 1997 Note Purchase Agreement and August 10, 2000 Note Purchase Agreement.

(21)	10.2.8	Sixth Amendment Agreement dated as of December 28, 2000 to June 25, 1996 Note Purchase Agreement, November 19, 1997 Note Purchase Agreement and August 10, 2000 Note Purchase Agreement.

	Exhibit Number	Description

(1)	10.3	Form of Contribution, Conveyance and Assumption Agreement among Heritage Holdings, Inc., Heritage Propane Partners, L.P. and Heritage Operating, L.P.

(15)**	10.6.3	Second Amended and Restated Restricted Unit Plan dated as of February 4, 2002.

(25)	10.6.4	2004 Unit Plan.

(26)	10.6.5	Form of Grant Agreement.

(4)	10.16	Note Purchase Agreement dated as of November 19, 1997.

(5)	10.16.1	Amendment dated October 15, 1998 to November 19, 1997 Note Purchase Agreement.

(6)	10.16.2	Second Amendment Agreement dated September 1, 1999 to November 19, 1997 Note Purchase Agreement and June 25, 1996 Note Purchase Agreement.

(7)	10.16.3	Third Amendment Agreement dated May 31, 2000 to November 19, 1997 Note Purchase Agreement and June 25, 1996 Note Purchase Agreement.

(8)	10.16.4	Fourth Amendment Agreement dated August 10, 2000 to November 19, 1997 Note Purchase Agreement and June 25, 1996 Note Purchase Agreement.

(11)	10.16.5	Fifth Amendment Agreement dated as of December 28, 2000 to June 25, 1996 Note Purchase Agreement, November 19, 1997 Note Purchase Agreement and August 10, 2000 Note Purchase Agreement.

(22)	10.16.6	Sixth Amendment Agreement dated as of November 18, 2003 to June 25, 1996 Note Purchase Agreement, November 19, 1997 Note Purchase Agreement and August 10, 2000 Note Purchase Agreement.

(8)	10.17	Contribution Agreement dated June 15, 2000 among U.S. Propane, L.P., Heritage Operating, L.P. and Heritage Propane Partners, L.P.

(8)	10.17.1	Amendment dated August 10, 2000 to June 15, 2000 Contribution Agreement.

(8)	10.18	Subscription Agreement dated June 15, 2000 between Heritage Propane Partners, L.P. and individual investors.

(8)	10.18.1	Amendment dated August 10, 2000 to June 15, 2000 Subscription Agreement.

(13)	10.18.2	Amendment Agreement dated January 3, 2001 to the June 15, 2000 Subscription Agreement.

(14)	10.18.3	Amendment Agreement dated October 5, 2001 to the June 15, 2000 Subscription Agreement.

(8)	10.19	Note Purchase Agreement dated as of August 10, 2000.

(11)	10.19.1	Fifth Amendment Agreement dated as of December 28, 2000 to June 25, 1996 Note Purchase Agreement, November 19, 1997 Note Purchase Agreement and August 10, 2000 Note Purchase Agreement.

(12)	10.19.2	First Supplemental Note Purchase Agreement dated as of May 24, 2001 to the August 10, 2000 Note Purchase Agreement.

(22)	10.19.3	Sixth Amendment Agreement dated as of December 28, 2000 to June 25, 1996 Note Purchase Agreement, November 19, 1997 Note Purchase Agreement and August 10, 2000 Note Purchase Agreement.

(15)	10.26	Assignment, Conveyance and Assumption Agreement between U.S. Propane, L.P. and Heritage Holdings, Inc., as the former General Partner of Heritage Propane Partners, L.P. dated as of February 4, 2002.

	Exhibit Number	Description

(15)	10.27	Assignment, Conveyance and Assumption Agreement between U.S. Propane, L.P. and Heritage Holdings, Inc., as the former General Partner of Heritage Operating, L.P., dated as of February 4, 2002.

(18)	10.28	Assignment for Contribution of Assets in Exchange for Partnership Interest dated December 9, 2002 amount V-1 Oil Co., the shareholders of V-1 Oil Co., Heritage Propane Partners, L.P. and Heritage Operating, L.P.

(19)	10.30	Acquisition Agreement dated November 6, 2003 among the owners of U.S. Propane, L.P. and U.S. Propane, L.L.C. and La Grange Energy, L.P.

(19)	10.31	Contribution Agreement dated November 6, 2003 among La Grange Energy, L.P. and Heritage Propane Partners, L.P. and U.S. Propane, L.P.

(20)	10.31.1	Amendment No. 1 dated December 7, 2003 to Contribution Agreement dated November 6, 2003 among La Grange Energy, L.P. and Heritage Propane Partners, L.P. and U.S. Propane, L.P.

(19)	10.32	Stock Purchase Agreement dated November 6, 2003 among the owners of Heritage Holdings, Inc. and Heritage Propane Partners, L.P.

(23)	10.35	Purchase and Sale Agreement between TXU Fuel Company and Energy Transfer Partners, L.P. dated April 25, 2004.

(23)	10.35.1	First Amendment to Purchase and Sale Agreement and Closing Agreement between TXU Fuel Company and Energy Transfer Partners, L.P. dated June 1, 2004.

(24)	10.36	Third Amended and Restated Credit Agreement amount Heritage Operating L.P. and the Banks dated March 31, 2004.

(30)	10.40	Credit Agreement, dated January 18, 2005, among Energy Transfer Partners, L.P., Wachovia Bank, National Association, as administrative agent, LC issuer and swingline lender, Fleet National Bank, as syndication agent, BNP Paribas and The Royal Bank of Scotland PLC, as co-documentation agents, and other lenders party thereto.

(39)	10.40.1	First Amendment to Credit Agreement, dated January 18, 2005, among Energy Transfer Partners, L.P., Wachovia Bank, National Association, as administrative agent, LC issuer and swingline lender, Fleet National Bank, as syndication agent, BNP Paribas and The Royal Bank of Scotland PLC, as co-documentation agents, and other lenders party thereto.

(31)	10.41	Guaranty, dated January 18, 2005, by the Subsidiary Guarantors in favor of Wachovia Bank, National Association, as the administrative agent for the lenders.

(39)	10.41.1	Guaranty Supplement dated February 24, 2005.

(32)	10.42	Purchase and Sale Agreement dated January 26, 2005, among HPL Storage, LP and AEP Energy Services Gas Holding Company II, L.L.C., as Sellers, and La Grange Acquisition, L.P., as Buyer

(33)	10.43	Cushion Gas Litigation Agreement dated January 26, 2005, by and among AEP Energy Services Gas Holding Company II, L.L.C. and HPL Storage LP, as Sellers, and La Grange Acquisition, L.P., as Buyer, and AEP Asset Holdings LP, AEP Leaseco LP, Houston Pipe Line Company, LP and HPL Resources Company LP, as Companies.

(35)	10.44	Loan Agreement dated as of January 26, 2005 between La Grange Acquisition, L.P., as Borrower, and La Grange Energy, L.P., as Lender.

(42)	10.45	Summary of Director Compensation.

(*)	12.1	Statement re: Computation of Earnings to Fixed Charges

	Exhibit Number	Description

(42)	21.1	List of Subsidiaries.

(*)	23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

(*)	23.2	Consent of Grant Thornton LLP.

(*)	23.3	Consent of Deloitte & Touche LLP.

(***)	24.1	Power of Attorney

(*)	25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association relating to the Indenture and the issuance by the Registrant of its 5.65% Senior Notes due 2012.

(*)	99.1	Form of Letter of Transmittal.

(*)	99.2	Form of Notice of Guaranteed Delivery.

(*)	99.3	Form of Instruction to Registered Holder and/or Depository Trust Company Participant from Beneficial Owner.

(*)	Filed herewith.
(**)	Denotes a management contract or compensatory plan or arrangement.
(***)	Previously filed.
(1)	Incorporated by reference to the same numbered Exhibit to Registrant’s Registration Statement on Form S-1, File No. 333-04018, filed with the Commission on June 21, 1996.
(2)	Incorporated by reference to the same numbered Exhibit to Registrant’s Form 10-Q for the quarter ended November 30, 1996.
(3)	Incorporated by reference to the same numbered Exhibit to Registrant’s Form 10-Q for the quarter ended February 28, 1997.
(4)	Incorporated by reference to the same numbered Exhibit to Registrant’s Form 10-Q for the quarter ended May 31, 1998.
(5)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-K for the year ended August 31, 1998.
(6)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-K for the year ended August 31, 1999.
(7)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended May 31, 2000.
(8)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 8-K dated August 23, 2000.
(9)	Filed as Exhibit 10.16.3.
(10)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-K for the year ended August 31, 2000.
(11)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended February 28, 2001.
(12)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended May 31, 2001.
(13)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-K for the year ended August 31, 2001.
(14)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended November 30, 2001.
(15)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended February 28, 2002.
(16)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended May 31, 2002.

(17)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 8-K dated February 4, 2002.
(18)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 8-K dated January 6, 2003.
(19)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended May 31, 2003.
(20)	Incorporated by reference to the same numbered Exhibit to Registrant’s Form 10-Q for the quarter ended November 30, 2003.
(21)	Incorporated by reference as the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended February 29, 2004.
(22)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended February 29, 2004.
(23)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 8-K filed June 14, 2004.
(24)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended May 31, 2004.
(25)	Incorporated by reference to Annex A of the Registrant’s Schedule 14A Proxy Statement filed May 18, 2004.
(26)	Incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed November 1, 2004.
(27)	Incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K filed January 19, 2005.
(28)	Incorporated by reference to Exhibit 4.2 to Registrant’s Form 8-K filed January 19, 2005.
(29)	Incorporated by reference to Exhibit 4.3 to Registrant’s Form 8-K filed January 19, 2005.
(30)	Incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed January 19, 2005.
(31)	Incorporated by reference to Exhibit 10.2 to Registrant’s Form 8-K filed January 19, 2005.
(32)	Incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed February 1, 2005.
(33)	Incorporated by reference to Exhibit 10.2 to Registrant’s Form 8-K filed February 1, 2005.
(34)	Incorporated by reference to Exhibit 3.1.7 to Registrant’s Form 8-K filed March 16, 2005.
(35)	Incorporated by reference to Exhibit 10.3 to Registrant’s Form 8-K filed March 17, 2005.
(36)	Incorporated by reference to Exhibit 10.45 to the Registrant’s Form 10-Q for the quarter ended February 28, 2005.
(37)	Incorporated by reference to Exhibit 10.46 to the Registrant’s Form 10-Q for the quarter ended February 28, 2005.
(38)	Incorporated by reference to Exhibit 10.39.1 to the Registrant’s Form 10-Q for the quarter ended February 28, 2005.
(39)	Incorporated by reference to same numbered Exhibit to the Registrant’s Form 10-Q for the quarter ended February 28, 2005.
(40)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed August 2, 2005.
(41)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed August 2, 2005.
(42)	Incorporated by reference to the same numbered Exhibit to the Registrant’s Form 10-K/A for the year ended August 31, 2005.

ITEM 22.	UNDERTAKINGS

(1) The Partnership hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Partnership hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Partnership’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The Partnership hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(4) The Partnership hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Partnership pursuant to the foregoing provisions, or otherwise, the Partnership has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Partnership of expenses incurred or paid by a director, officer or controlling person of the Partnership in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Partnership will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Energy Transfer Partners, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P.
Its: General Partner

By:	Energy Transfer Partners, L.L.C.
Its: General Partner

	By:	/S/ RAY C. DAVIS
	Name:	Ray C. Davis
	Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer), Co-Chairman of the Board of Directors of Energy Transfer Partners, L.L.C.	January 26, 2006

/s/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer), Co-Chairman of the Board of Directors of Energy Transfer Partners, L.L.C.	January 26, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Director of Energy Transfer Partners, L.L.C.	January 26, 2006

* Bill W. Byrne	Director of Energy Transfer Partners, L.L.C.	January 26, 2006

Signature	Title	Date

* David R. Albin	Director of Energy Transfer Partners, L.L.C.	January 26, 2006

* Kenneth A. Hersh	Director of Energy Transfer Partners, L.L.C.	January 26, 2006

* Paul E. Glaske	Director of Energy Transfer Partners, L.L.C.	January 26, 2006

* K. Rick Turner	Director of Energy Transfer Partners, L.L.C.	January 26, 2006

* Ted Collins, Jr.	Director of Energy Transfer Partners, L.L.C.	January 26, 2006

* John W. McReynolds	Director of Energy Transfer Partners, L.L.C.	January 26, 2006

*By:	/S/ ROBERT A. BURK
Robert A. Burk, as attorney in fact

Robert A. Burk was appointed attorney-in-fact with power and authority to execute this Registration Statement on behalf of the directors named above pursuant to the power of attorney incorporated into the signature pages at the time of the initial filing of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

LA GRANGE ACQUISITION, L.P.

By:	LA GP, LLC, its general partner

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/s/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

LG PL, LLC

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

ETC TEXAS PIPELINE, LTD. ETC GAS COMPANY, LTD. ETC KATY PIPELINE, LTD. ETC TEXAS PROCESSING, LTD.

By:	LG PL, LLC, its general partner

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/s/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

LGM, LLC

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

ETC MARKETING, LTD.

By:	LGM, LLC, its general partner

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

ETC OASIS GP, LLC

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

OASIS PIPELINE, LP ETC OASIS, L.P.

By:	ETC OASIS GP, LLC, its general partner

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

FIVE DAWACO, LLC

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

ET COMPANY I, LTD.
CHALKLEY TRANSMISSION COMPANY, LTD. WHISKEY BAY GATHERING COMPANY, LTD. WHISKEY BAY GAS COMPANY, LTD.

By:	FIVE DAWACO, LLC, its general partner

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

TETC, LLC

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

TEXAS ENERGY TRANSFER COMPANY, LTD.

By:	TETC, LLC, its general partner

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Oasis Pipe Line Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

OASIS PIPE LINE COMPANY

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Director	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Director	January 26, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

OASIS PIPE LINE FINANCE COMPANY

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Director	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Director	January 26, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Oasis Partner Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

OASIS PARTNER COMPANY

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Director	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Director	January 26, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

OASIS PIPE LINE MANAGEMENT COMPANY

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

OASIS PIPE LINE COMPANY TEXAS L.P.

By:	OASIS PIPE LINE MANAGEMENT COMPANY, its general partner

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Director	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Director	January 26, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

ENERGY TRANSFER FUEL GP, LLC

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

ENERGY TRANSFER FUEL, LP

By:	ENERGY TRANSFER FUEL GP, LLC, its general partner

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

HPL HOLDINGS GP, L.L.C.

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

HP HOUSTON HOLDINGS, L.P. HPL CONSOLIDATION LP

By:	HPL HOLDINGS GP, L.L.C., its general partner

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

HPL STORAGE GP LLC

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

HPL ASSET HOLDINGS LP HPL LEASECO LP

By:	HPL STORAGE GP LLC, its general partner

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

HPL GP, LLC

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

HOUSTON PIPE LINE COMPANY LP HPL RESOURCES COMPANY LP HPL GAS MARKETING LP

By:	HPL GP, LLC, its general partner

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants signatory hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 26, 2006.

HPL HOUSTON PIPE LINE COMPANY, LLC

By:	/S/ RAY C. DAVIS
Name:	Ray C. Davis
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/S/ RAY C. DAVIS Ray C. Davis	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ KELCY L. WARREN Kelcy L. Warren	Co-Chief Executive Officer (Principal Executive Officer) and Manager	January 26, 2006

/S/ H. MICHAEL KRIMBILL H. Michael Krimbill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2006